Exhibit 4.55

MEMBERSHIP INTEREST PURCHASE AGREEMENT

FOR

EACH OF THE COMPANIES REFERRED TO HEREIN

DATED AS OF July 15th , 2019

BETWEEN

SPI SOLAR, INC.

AND

SULUS LLC

i

(continued)

ii

(continued)

iii

(continued)

ANNEXES

Annex 1A	Companies; Company Interests; Projects; Project Sites; LLC Agreements
Annex 1B	Purchase Price
Annex 1C	Termination Date
Annex 2A	Assets of the Companies
Annex 2B	Real Property Documents
Annex 3	Material Project Documents
Annex 4	Governmental Approvals
Annex 5	Insurance Policies
Annex 6	Disclosed Conditions
Annex 7	Affiliate Transactions
Annex 8	Liabilities
Annex 9	Estoppels Required from Counterparties
Annex 10	Consents Required
Annex 11	[Reserved]
Annex 12	Environmental Reports

iv

(continued)

EXHIBITS

Exhibit 1	Membership Interest Assignment Agreement (form)
Exhibit 2	Seller Parent Guaranty
Exhibit 2A	Seller Parent Certificate
Exhibit 3	Manager’s Certificate (form)
Exhibit 4	Officer’s Certificate (form)
Exhibit 5	Resignation (form)
Exhibit 6	Estoppel Certificate (form)

v

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT dated as of July 15th , 2019 (the “Effective Date”) is entered into by and between SULUS LLC, an Oregon limited liability company (the “Seller”), and SPI SOLAR, INC., a Delaware corporation (together with its successor and permitted assigns, the “Purchaser”). Seller and Purchaser are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

PRELIMINARY STATEMENTS:

1.                  Seller is the sole beneficial and record owner of one hundred percent (100%) of the limited liability company membership interests (the “Company Interests”) in the eight (8) limited liability companies described in Annex 1A (each, a “Company” and collectively, the “Companies”);

2.                  Each Company is developing the solar photovoltaic project(s) associated with such company as the more particularly described on Annex 1A (each a “Project”);

3.                  Seller and Purchaser wish to jointly develop each Project on the terms and conditions provided herein; and

4.                  Seller wishes to sell to Purchaser and Purchaser wishes to purchase from Seller, each of the Company Interests on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

Section 1.1     Definitions. The following capitalized terms shall have the respective meanings set forth below:

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Purchaser or any of its Affiliates) that pertains to or that could reasonably be expected to pertain to (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving any Company; (ii) the issuance or acquisition of any Equity Securities of any Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of any Company’s assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by such Company.

“Affiliate” means, with respect to any Party hereto, any Person directly or indirectly controlling, controlled by or under common control with such party. The term “control” (including the terms “controlled by” and “under common control with”) as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

1

“Agreement” means this Membership Interest Purchase Agreement and the Annexes referred to herein and attached hereto, as originally executed and as amended, modified or supplemented from time to time in accordance with its terms.

“Applicable Laws” means any treaty, constitution, law, statute, ordinance, zoning requirement, rule, order, code, decree, guideline, treaty, regulation, policy, directive or similar form of decision or any interpretation or administration of the foregoing, which is legally binding on Seller, any Company or any Project and has been enacted, issued or promulgated by any Governmental Authority.

“Arbitrator” has the meaning provided in Section 5.7.

“Assets” means all the Real Estate Interests and Personal Property Interests of each Company.

“Assumed Interconnection Cost Rate” means nine and a half cents per direct-current watt ($0.095/Wdc).

“Balance Sheet” means, as of the applicable Balance Sheet Date, the unaudited balance sheet of a Company prepared in accordance with GAAP and presenting fairly the financial position of the applicable Company.

“Balance Sheet Date” means, with respect to a Company, the Effective Date or the Closing Date for such Company, as applicable.

“Bankruptcy” or “Bankrupt” as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Code or like provision of law (except if such petition is contested by such Person and has been dismissed within sixty (60) days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets; commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of Indebtedness or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within sixty (60) days.

“Bankruptcy Code” means any and all sections and chapters of Title 11 of the United States Code, as in effect from time to time.

“Base Purchase Price” means, for each Designated Company Interest, an amount equal to the product of (a) the Project Nameplate Capacity for the applicable Company’s Project, multiplied by (b) the Price Per Watt (calculated as of the date on which any installment of the Base Purchase Price is paid), as may be adjusted pursuant to Section 2.3.

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“Business Day” means any day other than a Saturday, a Sunday or any other day on which banks are authorized by Applicable Law to be closed in New York, New York.

“Closing” has the meaning provided in Section 2.1(b).

“Closing Date” has the meaning provided in Section 2.1(b).

“Closing Date Payment Amount” means an amount equal to twenty percent (20%) of the Base Purchase Price (calculated using the Price Per Watt as of the Closing Date).

“COD Payment Amount” means, for each Designated Company Interest, an amount equal to one hundred percent (100%) of the Base Purchase Price (calculated as of the COD Payment Date), as adjusted pursuant to Section 2.3(a), less the sum of (i) the Closing Date Payment Amount, (ii) the Development Tasks Milestone Payment Amount, and (iii) the NTP Payment Amount previously paid for such Designated Company Interest.

“COD Payment Date” means thirty (30) days after the Commercial Operation Date of the applicable Project.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Operation Date” means, with respect to the applicable Project, the “Commercial Operation Date” under the applicable Power Purchase Agreement.

“Community Solar Purchase Price” means, for each Designated Company Interest, an amount equal to (a) the product of (i) the Project Nameplate Capacity for the applicable Company’s Project, multiplied by (ii) twenty-three cents per direct-current watt ($0.230/Wdc).

“Company” has the meaning provided in the Preliminary Statements. “Company Interests” has the meaning provided in the Preliminary Statements.

“Compliance Regulations” means anti-corruption, anti-money laundering, anti-terrorism and economic sanction and anti-boycott laws, including, without limitation, international anticorruption conventions such as the United Nations Convention Against Bribery, the United States Foreign Corrupt Practices Act, and the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and in each case any applicable implementing legislation of the foregoing.

“Condemnation” means an action in condemnation or an eminent domain action commenced or threatened by any Governmental Authority having jurisdiction therefor against all or any part of the Assets of any Company.

“Confidential Information” has the meaning provided in Section 9.13.

“Consent” means any written approval, consent, ratification, waiver or authorization by any Person, including any Governmental Approval.

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“Covered Dispute” has the meaning ascribed in Section 5.7.

“Damages” means all losses, claims, liabilities, damages, deficiencies, obligations, fines, payments, expenses (including reasonable costs of investigation and defense and reasonable fees and expenses of legal counsel, accountants and other professional advisors), actions, causes of action, assessments, judgments and amounts paid in settlement or diminutions in value.

“Designated Company Interest” has the meaning provided in Section 2.1(a).

“Development Tasks Milestone Payment Amount” means, for each Designated Company Interest, an amount equal to forty percent (40%) of the Base Purchase Price for such Designated Company Interest (calculated as of the Development Tasks Milestone Payment Date), less the Closing Date Payment Amount previously paid for such Designated Company Interest.

“Development Tasks Milestone Outside Date” has the meaning provided in Section 2.6.

“Development Tasks Milestone Payment Date” means, with respect to the applicable Project, the later of thirty (30) days after the date that the conditions described in Section 5.3 have been satisfied or six (6) months prior to the Interconnection COD Date provided in the fully executed Interconnection Agreement with the Utility.

“Disclosed Conditions” means the environmental conditions described in the reports, documents and Governmental Approvals set forth on Annex 6, and the Environmental Reports.

“Disclosing Party” has the meaning provided in Section 9.13.

“Dispute Notice” has the meaning provided in Section 8.6(b).

“Effective Date” has the meaning provided in the Preliminary Statements.

“Environmental Claim” means any notice, claim, suit, administrative, regulatory, or judicial action, suit, judgment, demand or other communication (whether written or oral) with respect to, or arising in connection with the Projects by any Person alleging any liability or obligation for investigation, remediation or corrective action under or violation of or noncompliance with any Environmental Law, common law or Governmental Approval required under Environmental Law.

“Environmental Law” means any Applicable Law and any amendments thereto (whether common law, public law, rule, order, regulation, or otherwise) promulgated or entered into by any Governmental Authority relating to the environment, pollution or protection of health, safety, natural resources or the environment, or reclamation of natural, cultural or archaeological resources, or relating to land surface or subsurface strata or sediment, air, water (including surface water, navigable water and groundwater), protected species, migratory birds, wetlands, flora and fauna, or to the presence, use, storage, disposal, manufacture, distribution, formulation, packaging, labeling, transportation, Release or remediation of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300(f) et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent any provisions thereof relate to environmental matters); the National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; the Endangered Species Act, 16 U.S.C. § 1531 et seq.; the Bald and Golden Eagle Protection Act, 16 U.S.C. § 668 et seq.; the Migratory Bird Treaty Act, 16 U.S.C. § 703 et seq.; National Historic Preservation Act of 1966, 54 U.S.C. § 300101 et seq.; Title 14 Code of Federal Regulations Part 77 and 49; and any similar, analogous, or implementing state or local Laws and all amendments or regulations promulgated thereunder; and any applicable standard of conduct under any common law doctrine, including, but not limited to, negligence, nuisance, or trespass, personal injury, or property damage related to protection of the environment or related to or arising out of the presence, Release, or exposure to Hazardous Substances.

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“Environmental Reports” means a Phase 1 Environmental Assessment prepared pursuant to, and valid under, the ASTM E1527-13 Standard in form and substance reasonably satisfactory to Purchaser.

“EPC Contract” means a contract for the engineering, procurement and construction of a Project approved in writing by Purchaser and executed and delivered by a Company or its designated contractor and the counterparty provider of services.

“Equity Securities” means (i) capital stock, shares, partnership (whether general or limited) interests, membership interests, trust interests or units, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity, or the right to vote on or direct the management or affairs of the issuing entity, (ii) subscriptions, calls, warrants, options, rights or commitments of any kind or character relating to, or entitling any Person to acquire any of the foregoing, and (iii) securities or other instruments convertible into or exercisable or exchangeable for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

“FERC” means the United States Federal Energy Regulatory Commission and any successor thereto.

“Final Interconnection Cost Rate” means, for each Project, such Project’s final Interconnection Costs as of the COD Payment Date for such Project, measured on a per direct-current watt (Wdc) basis based on such Project’s final installed Project Nameplate Capacity determined on such date.

“FPA” means the Federal Power Act, 16 U.S.C. § 791a, et seq., and the rules and regulations adopted thereunder, as they may be amended from time to time.

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“Fundamental Representations” means (i) with respect to Seller, the representations and warranties contained in each of Section 3.1(a) and Section 3.1(b) (Organization), Section 3.2 (Authorization, Execution and Enforceability), Section 3.4 (Ownership of Company Interests), Section 3.10 (Title to Assets and Real Estate Interests), and Section 9.11 (No Agents); and (ii) with respect to Purchaser, the representations and warranties contained in the first sentence of Section 4.1(a) (Organization).

“GAAP” means United States generally accepted accounting principles for accrual-based accounting.

“Governmental Approval” means all filings, submittals, permits, licenses, approvals, consents, exemptions, waivers, certificates, variances, orders, notices, consultations and authorizations of, with, to, or from any Governmental Authority.

“Governmental Authority” means any (a) federal, national, state, county, municipal or local government (whether domestic or foreign), any political subdivision thereof, (b) any court or administrative tribunal, (c) any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity of competent jurisdiction (including any zoning authority, FERC or any comparable authority), (d) State of Oregon Public Utilities Commission or any Regional Transmission Organizations (RTO) or Independent System Operators (ISO) controlling or regulating the sale, scheduling or transmission of electricity by any Company, or (e) any arbitrator with authority to bind a party at law.

“Government Official” means any officer or employee or family member of an officer or employee of a government, or department (whether executive, legislative, judicial or administrative), agency or instrumentality of such government, including any government-owned business, or a public international organization; or any person acting in an official capacity for or on behalf of such government, or any candidate for public office or representative of a political party.

“Hazardous Substances” means (i) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, vapor, mineral or gas, in each case, whether naturally occurring or man-made, that (A) is classified as hazardous, acutely hazardous, toxic, a pollutant or a contaminant, or words of similar import or regulatory effect under Environmental Laws or (B) otherwise poses a material health risk to human health or a material threat to the environment or natural resources; and (ii) any petroleum or petroleum-derived products (including crude oil or any fraction thereof), radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, perfluorooctanoic acid and perfluorooctane sulfonate.

“Indebtedness” means, with respect to a Person, all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases, (e) all obligations under letters of credit, bankers’ acceptances or note purchase facilities issued for the account of such Person and all drafts drawn thereunder, including principal, interest, fees and other amounts payable with respect thereto, (f) all obligations of such Person under any derivative, hedging or similar agreements, and (g) in the nature of guaranties of the obligations described in clauses (a) through (f) above of any other Person.

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“Indemnitee” means any person seeking indemnification under Article VIII of this Agreement.

“Indemnitor” means any person from whom indemnification is sought under Article VIII of this Agreement.

“Indemnity Amount Payable” means any amount of an Indemnity Claim Amount which has become an Indemnity Amount Payable in accordance with Section 8.6.

“Indemnity Claim” means any claim made for indemnification in accordance with Article VIII.

“Indemnity Claim Amount” means the amount of Damages claimed in any Notice of Claim.

“Indemnity Claim Period” means (i) the period commencing on the Effective Date and ending on the calendar day that is twenty-four (24) months thereafter in the case of any Indemnity Claim for any inaccuracy in or breach of any representation or warranty of Seller, other than a Fundamental Representation of Seller or a representation or warranty of Seller contained in Section 3.12 (Environmental Claims) or Section 3.21 (Taxes); (ii) the period commencing on the Effective Date and continuing indefinitely in the case of any Indemnity Claim for any inaccuracy in or breach of any Fundamental Representation of Seller; (iii) the period commencing on the Effective Date and ending on the calendar day that is sixty (60) months thereafter in the case of any Indemnity Claim for any inaccuracy in or breach of any representation of warranty of Seller contained in Section 3.12 (Environmental Claims); (iv) the period commencing on the Effective Date and ending on the calendar day that is six (6) months following the expiration of the applicable statute of limitations (including any extensions) in the case of any Indemnity Claim for any inaccuracy in or breach of any representation or warranty of Seller contained in Section 3.21 (Taxes); (v) the period commencing on the Effective Date and ending on the calendar day that is twenty-four (24) months thereafter in the case of any Indemnity Claim for any inaccuracy in or breach of any representation or warranty of Purchaser, other than a Fundamental Representation of Purchaser; (vi) the period commencing on the Effective Date and continuing indefinitely in the case of any Indemnity Claim for the inaccuracy in or breach of any Fundamental Representation of Purchaser; and (vii) in the case of any Indemnity Claim for any breach of any covenant to be performed or complied with under this Agreement brought by Purchaser against Seller or by Seller against any Purchaser, the period commencing on the date of such breach (or if later, the discovery thereof) and ending on the date that is six years thereafter.

“Independent Accountants” has the meaning provided in Section 6.1(b). “Insurance Coverage” has the meaning provided in Section 3.11.

“Intellectual Property” means the entire right, title and interest in and to all proprietary rights of every kind and nature throughout the world, both statutory and common law rights, including all rights and interests pertaining to or deriving from (a) patents, copyrights, mask work rights, technology, know-how, processes, trade secrets, algorithms, inventions, works, proprietary data, databases, formulae, research and development data and computer software or firmware, and registrations and applications for registration of the foregoing; and (b) trademarks, trade names, service marks, service names, brands, trade dress and logos, and the goodwill and activities associated therewith, and registrations and applications for registration of the foregoing.

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“Interconnection Agreement” means an interconnection agreement executed by a Company and the Utility, as defined and provided in each Utility’s standards for interconnection.

“Interconnection Costs” has the meaning provided in Section 2.5(a).

“Knowing, Intentional Breach” means a breach of this Agreement by a Party that (i) knows of its actions, (ii) knows that such actions breach this Agreement, and (iii) intends for such actions to breach this Agreement.

“Landowner Estoppel” means an Estoppel Certificate in the form attached hereto as Exhibit 6.

“Lease” means, for each Project, the ground lease entered between the Company and the owner of the land on which the Project is to be developed, and all amendments, including all memoranda and other recorded instruments intended to give record notice thereof, modifications, supplements, assignments, thereto.

“Lien” means any mortgage, deed of trust, lien, pledge, claim, option, lease, charge, security interest, assessment, reservation, assignment, hypothecation, defect in title, encroachments and other burdens, restrictive covenant (including restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership), right of first refusal, right of first offer, condition or restriction or easement or encumbrance of any kind, whether voluntary or involuntary, choate or inchoate, arising by contract or under any Applicable Law and whether or not filed, recorded or otherwise perfected or effective under any Applicable Law, or any preference, priority or preferential arrangement of any kind or nature whatsoever including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“LLC Agreement” means the Operating Agreement of the applicable Company listed on Annex 1A attached hereto and in effect on the Effective Date.

“Material Adverse Change” means any change or event that has, or could reasonably be expected to have, a material adverse effect on (a) the business, operations, prospects, assets, liabilities or condition, financial or otherwise, of Seller, any Company, or any Project, (b) the rights and obligations of Purchaser or any Company under, or the validity and enforceability of any Transaction Document or any Material Project Document, (c) the development, construction or ownership of any Project, or (d) Seller’s performance of, or its ability to perform, its obligations under this Agreement.

“Material Project Document” means, with respect to each Company, (a) any contract to which such Company is a party, or by the terms of which such Company or its Assets are bound; (b) any interconnection or transmission-related agreements or applications for interconnection or transmission of or from the Company’s Project; (c) any contract providing for any Indebtedness of such Company or the mortgaging, pledging or otherwise placing a Lien on any Assets of such Company, or the guarantying of any obligation (other than endorsements made for collection) or that is otherwise related to any such Indebtedness; (d) all employment, severance or change in control agreements binding upon such Company; and (e) any Real Property Document.

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“Membership Interest Assignment Agreement” means the Membership Interest Assignment Agreement dated as of the Closing Date, by and between the Seller and Purchaser, pursuant to which Seller sells, transfers, conveys, assigns and delivers the Company Interests to Purchaser, in form set forth as Exhibit 1.

“Multiemployer Plan” has the meaning provided in Section 3.14(b). “MW” means megawatt.

“Notice of Claim” means a written notice of a claim for indemnification pursuant to Section 8.5(a) or Section 8.6(a), as applicable.

“NTP Payment Amount” means, for each Designated Company Interest, an amount equal to eighty percent (80%) of the Base Purchase Price for such Designated Company Interest (calculated as of the NTP Payment Date), less the sum of the Closing Date Payment Amount and Development Tasks Milestone Payment Amount previously paid for such Designated Company Interest.

“NTP Payment Date” means, with respect to the applicable Project, thirty (30) days after the date that “Notice to Proceed” occurs under the EPC Contract for such Project.

“Offtaker” means Portland General Electric Company.

“Party” shall have the meaning provided in the Preamble.

“Payment Date” means the Closing Date, Milestone Payment Date, NTP Payment Date or the COD Payment Date, as applicable.

“Pension Plan” has the meaning provided in Section 3.14(c).

“Permitted Encumbrance” means (a) Schedule B exceptions shown on preliminary reports of title for each Project Site that are approved in writing by Purchaser prior to the applicable Closing Date in the reasonable exercise of its discretion, (b) Liens for Taxes not yet due and payable; and (c) Liens created by or through Purchaser after the Closing Date.

“Person” means any individual, partnership, joint venture, company, corporation, limited liability company, limited duration company, limited life company, association, union, trust or other entity or organization, including any Governmental Authority or an agency or instrumentality thereof.

“Personal Property Interests” means all of the personal property (tangible and intangible) interests of a Company.

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“Power Purchase Agreement” means each power purchase agreement, each subscription agreement, any application for participating in a power purchase agreement and all related documentation, pursuant to which a Company sells or intends to sell energy (or a subscription for the sale of energy) produced by a Project, as set forth on Annex 3.

“Pre-Closing Period” means, with respect to each Company, the period commencing with the Effective Date and ending on the earlier of (i) the Closing Date with respect to the Company Interests applicable to such Company, (ii) the effective date of any termination of a Company from this Agreement in accordance with Section 8.1(b), and (iii) the effective date of any termination of this Agreement.

“Pre-Closing Taxable Period” has the meaning provided in Section 6.1(a).

“Pre-Closing Taxes” has the meaning provided in Section 6.1(a).

“Price Per Watt” means eight and a half cents per direct-current watt ($0.085/Wdc).

“Prohibited Payment” means any offer, gift, payment, promise to pay, or authorization of the payment of any money or anything of value, directly or indirectly, to a Government Official, including for the use or benefit of any other person or entity, to the extent that one knows or has reasonable grounds for believing that all or a portion of the money or thing of value which was given or is to be given to such other person or entity, will be paid, offered, promised, given or authorized to be paid by such other person or entity, directly or indirectly, to a Government Official, for the purpose of either (i) influencing any act or decision of the Government Official in his official capacity; (ii) inducing the Government Official to do or omit to do any act in violation of his lawful duty; (iii) securing any improper advantage; or (iv) inducing the Government Official to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist in obtaining or retaining business or in directing business to any party.

“Prohibited Transaction” means any of the following: (a) receiving, transferring, transporting, retaining, using, structuring, diverting, or hiding the proceeds of any criminal activity whatsoever, including drug trafficking, fraud, and bribery of a Government Official; (b) engaging or becoming involved in, financing, or supporting financially or otherwise, sponsoring, facilitating, or giving aid to any terrorist person, activity or organization; or (c) participating in any transaction or otherwise conducting business with a “designated person,” namely a person or entity that appears on any list issued by the United States or the United Nations with respect to money laundering, terrorism financing, drug trafficking or economic or arms embargoes.

“Project” has the meaning provided in the Preliminary Statements.

“Project Nameplate Capacity” means, for each Project as of the date of determination, the nameplate capacity in direct-current watts (Wdc) of such Project listed on Annex 1A, as adjusted on the Development Tasks Milestone Payment Date, NTP Payment Date, and COD Payment Date, as applicable, pursuant to Section 2.3(a); provided that there shall be no upward adjustment to the Project Nameplate Capacity if there is no corresponding change per watt in such Project’s alternating-current nameplate capacity.

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“Project Site” means the real property described in the Lease applicable to a Company on which such Company’s Project is to be located as described in Annex 1A hereto.

“Prudent Industry Practices” means those standard practices, methods and procedures conforming to safety and legal requirements which are attained by exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced owner or operator of solar electric generating facilities of size and type similar to those operated by the Companies and in a similar location.

“PUHCA” means the Public Utility Holding Company Act of 2005, enacted as part of the Energy Policy Act of 2005, Pub. L. No. 109-58, as codified at § 1261 et seq., and the rules and regulations thereunder, as they may be amended from time to time.

“Purchase Price” means the purchase price payable for the Designated Company Interests, in an amount not to exceed the sum of the Closing Date Payment Amount, the Development Tasks Milestone Payment Amount, the NTP Payment Amount, and the COD Payment Amount for such Designated Company Interests, each as set forth on Annex 1B and adjusted pursuant to Sections 2.3 and 2.5.

“Purchaser” has the meaning provided in the Preliminary Statements.

“Purchaser Financing” means equity (including tax equity) or debt financing to raise an amount sufficient to enable Purchaser to pay the Purchase Price and to arrange for a level of capital reasonably required for the development and construction of the Projects and normal operations of the Companies.

“Purchaser Indemnitees” means Purchaser and its Affiliates, and their respective officers, employees, shareholders, partners, managers, members, lenders, successors and assigns.

“PURPA” means the Public Utility Regulatory Policies Act of 1978, as amended, and FERC rules and regulations thereunder (18 C.F.R. Part 292), as they may be amended from time to time.

“Real Estate Interests” means the leasehold, fee, easement or other interests (including option interests) and estates held by each Company in real property created or evidenced by the applicable Real Property Documents.

“Real Property Documents” means each of the contracts or agreements constituting an estate or interest in any portion of a Project Site and any easements required from a third party to complete the project as set forth on Annex 2B, including all memoranda and other recorded instruments intended to give record notice thereof, and all amendments, modifications, supplements, assignments and agreements related thereto.

“Receiving Party” has the meaning provided in Section 9.13.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or migrating of any Hazardous Substances, into, at, under, or adjacent to any soil, groundwater, surface water, air or other environmental media.

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“Representation Date” means (i) with respect to Seller, the Effective Date or the Closing Date, as the case may be, and (ii) with respect to Purchaser, the Effective Date and the Closing Date, as the case may be.

“Representative” has the meaning provided in Section 9.13. “Schedule Supplement” has the meaning provided in Section 6.8. “Seller” has the meaning provided in the Preamble.

“Seller Indemnitees” means Seller and its Affiliates, and each of their respective officers, employees, shareholders, partners, managers, members, successors and assigns.

“Seller Parent” means Sulus Developments Limited.

“Seller Parent Guarantee” means the agreement attached as Exhibit 2.

“Seller’s Knowledge” means that which is known or should have been known after due inquiry by the directors, managers, officers and employees of Seller.

“Straddle Periods” has the meaning provided in Section 6.1(b).

“Straddle Pre-Closing Taxes” has the meaning provided in Section 6.1(b).

“Straddle Returns” has the meaning provided in Section 6.1(b).

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, import, tariff, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Matter” has the meaning provided in Section 6.5(a)(i).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” means, with respect to each Company and Project, the termination date listed for such Company and Project on Annex 1C.

“Third-Party Claim” means any claim by a Person other than a Purchaser Indemnitee or Seller Indemnitee with respect to any matter for which indemnification is or may be owing pursuant to Section 8.2 or Section 8.3.

“Title Company” means Stewart Title Guaranty Company or First American Title Insurance Company, as applicable.

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“Title Reports” means the reports on title issued by the Title Company prior to the Effective Date and made available to Purchaser.

“Transaction Documents” means, collectively, this Agreement, each Membership Interest Assignment Agreement and the Seller Parent Guaranty.

“Transfer Taxes” has the meaning provided in Section 6.3.

“Unwind Notice” has the meaning given in Section 2.6.

“Unwind Offset” has the meaning given in Section 2.6.

“Unwind Option” has the meaning given in Section 2.6.

“Unwind Price” has the meaning given in Section 2.6.

“Unwind Transaction” has the meaning given in Section 2.6.

“Utility” means, with respect to each Project, such Project’s applicable local electric distribution utility.

Section 1.2   Rules of Interpretation. In this Agreement:

(a)          The singular shall include the plural and the masculine shall include the feminine and neuter as the context requires.

(b)          References to “Articles,” “Sections,” “Annexes” or “Exhibits” shall be to articles, sections, annexes or exhibits of or to this Agreement.

(c)          Reference to a given agreement, instrument, document or Applicable Law is a reference to that agreement, instrument, document or Applicable Law as modified, amended, supplemented and restated (including by means of any change order, waiver or other modification) through the date as of which such reference is made, and, as to any Applicable Law, any successor Applicable Law.

(d)          The words “herein,” “hereof” and “hereunder” shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement; the words “include,” “includes” or “including” shall mean “including, but not limited to.”

(e)          When calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a non- Business Day, the period in question will end on the next succeeding Business Day.

(f)           All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

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ARTICLE II.

MEMBERSHIP INTEREST PURCHASE AND SALE; JOINT DEVELOPMENT

Section 2.1     Membership Interest Purchase and Sale.

(a)          Subject to fulfillment or waiver of the conditions set forth in Section 5.1 (Conditions Precedent to Obligations of Purchaser) and Section 5.2 (Conditions Precedent to Obligations of Seller), on any Closing Date for the purchase and sale of any Company Interests to be transferred on that Closing Date (the “Designated Company Interests”) (i) Seller shall sell, assign, transfer and convey the Designated Company Interests to Purchaser free and clear of all Liens, and (ii) Purchaser shall purchase the Designated Company Interests from Seller free and clear of all Liens.

(b)          The closing of the purchase and sale of any Designated Company Interests contemplated by this Agreement (each a “Closing”) will take place on a Business Day selected by Purchaser and Seller that is no later than ten (10) Business Days after the day on which the last of the conditions set forth in Section 5.1 (Conditions Precedent to Obligations of Purchaser) and Section 5.2 (Conditions Precedent to Obligations of Seller) (other than those conditions which are only capable of being satisfied contemporaneous with any Closing) is fulfilled or waived in writing by the Purchaser for such Designated Company Interests or on such other date as the Parties may agree in writing (with respect to each Closing, the “Closing Date”). For the avoidance of doubt, Seller and Purchaser acknowledge that more than one Closing Date may occur due to the fact or condition that the date or dates for satisfaction or waiver of conditions specified in the preceding sentence may occur on different dates for different Companies. The Parties further agree that, subject to the fulfillment or waiver of the conditions set forth in Section 5.1 and Section 5.2, each Closing shall take place on or before the applicable Termination Date.

Section 2.2     Purchase Price.

(a)          In consideration for any Company Interests purchased and subject to the terms and conditions of this Agreement, subject to Section 2.2(b), Purchaser shall pay to Seller the Purchase Price as follows: (i) on each Closing Date, Purchaser shall pay to Seller the Closing Date Payment Amount for the Designated Company Interests, (ii) on each Development Tasks Milestone Payment Date, Purchaser shall pay to Seller the Development Tasks Milestone Payment Amount for the applicable Designated Company Interests, (iii) on each NTP Payment Date, Purchaser shall pay to Seller the NTP Payment Amount for the applicable Designated Company Interests, and (iv) on each COD Payment Date, Purchaser shall pay to Seller the COD Payment Amount for the applicable Designated Company Interests, in each case, as may be adjusted or modified pursuant to Section 2.3 and Section 2.5.

(b)          To the extent any Company Interests have been acquired by Purchaser on a Closing Date, but the applicable Project does not achieve the Development Tasks Milestone Payment Date, the NTP Payment Date, or the COD Payment Date by November 30, 2020 solely due to circumstances outside of the reasonable control of Seller, then Purchaser shall pay the unpaid Payment Amounts for such Company Interests on or before December 14, 2020, in each case, as may be adjusted or modified pursuant to Section 2.3 and 2.5.

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(c)          The Purchase Price shall be paid in immediately available funds deposited in an account or accounts to be designated by Seller.

Section 2.3     Purchase Price Adjustments. On the COD Payment Date (or on the date set forth in Section 2.2(b), if applicable) for each Designated Company Interest, the Base Purchase Price shall be adjusted as follows:

(a)          (i) Seller and Purchaser shall agree on the final installed Project Nameplate Capacity for each applicable Project, as confirmed in writing by an independent engineer satisfactory to Seller and Purchaser, (ii) Annex 1A and Annex 1B shall be updated to reflect such final installed Project Nameplate Capacity, and (iii) the Base Purchase Price shall be re-calculated using such final installed Project Nameplate Capacity prior to calculating the COD Payment Amount; provided that (x) any such adjustment shall be made in a manner that preserves an AC/DC ratio of 1.0:1.2, and (y) the Base Purchase Price shall not under any circumstances be adjusted upward for any change in the Project Nameplate Capacity if there is no corresponding change per watt in such Project’s alternating-current nameplate capacity.

(b)          If, and only if: (i) the Utility issues a “community solar” or similar program and the subject Company’s Project has received an award into such program, (ii)  such Project is 100% subscribed with subscribers who are at least investment grade, (iii) such Project’s subscription agreements provide for a contract price of at least $0.11/kWh and a contract term of at least twenty years, and (iv) Purchaser’s subscriber acquisition costs for such Project’s subscribers did not exceed $0.02/kWh, then the Base Purchase Price used to calculate the COD Payment Amount for such Company Interests on such date calculated under Section 2.3(a) shall be the Community Solar Purchase Price.

(c)          If the Final Interconnection Cost Rate for the subject Company’s Project is higher or lower than the Assumed Interconnection Cost Rate for such Project, the NTP Payment Amount and, if necessary, the COD Payment Amount for such Company Interests shall be adjusted upward or downward, as applicable, on a dollar-for-dollar basis to the extent necessary to either compensate Seller or reimburse Purchaser for the discrepancy between the Final Interconnection Cost Rate and the Assumed Interconnection Cost Rate.

Section 2.4     Seller’s Development Obligations.

(a)          From and after the Closing Date of the Company Interest for each Company, Seller will, at its sole cost and expense (except as provided in Section 2.4(b)), diligently pursue, carry out and complete all development activities required for each applicable Project to issue “Notice to Proceed” under such Project’s EPC Contract, and thereafter cooperate with Purchaser and the contractor under such EPC Contract in all aspects of the development and construction of the applicable Project. Such cooperation will require Seller to make its representatives available, upon reasonable notice from Purchaser or such contractor, to participate in meetings, review documents and provide input with respect to the development in good faith and in accordance with Applicable Law and Prudent Industry Practice.

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(b)         Seller shall not be deemed to be an employee, partner, agent or principal of Purchaser and nothing herein shall be construed to create anything other than an independent contractor relationship. Purchaser (or the applicable Company) shall be the sole owner of any work product produced by Seller in connection with Seller’s development activities for each Project.

(c)          From and after the Effective Date until the last COD Payment Date, Seller and Purchaser shall meet at least monthly to discuss the status, strategy and progress of the development of each Project, including (i) the status of Seller’s development obligations under this Agreement, and (ii) scope and responsibility for any development activities other than Seller’s development obligations and any changes thereto.

Section 2.5     Interconnection Cost Reimbursement and Crediting System.

(a)          From and after the Closing Date of the Company Interest for each Company, within fifteen (15) days of receiving a written request therefor from Seller or the Utility, together with reasonable supporting documentation, Purchaser shall pay or provide, or cause the applicable Company to pay or provide, to the Utility: (i) any and all required interconnection costs, (ii) the amount of any necessary Utility upgrades, and (iii) any required deposits or other required credit support, in each case pursuant to such Company’s Interconnection Agreement (such costs, collectively, the “Interconnection Costs”). If Seller has incurred Interconnection Costs for a Company prior to the Closing Date for such Company, Purchaser shall pay such Interconnection Costs to Seller on the Closing Date.

Section 2.6     Unwind.

(a)          In the event that, for any applicable Designated Company Interests, the conditions described in Section 5.3 do not occur on or prior to November 30, 2020 (the “Development Tasks Milestone Outside Date”), Purchaser shall have the option (the “Unwind Option”), exercisable in its sole and absolute discretion by written notice (an “Unwind Notice”) to the Seller not later than ninety (90) days after the applicable Development Tasks Milestone Outside Date, to require the Seller to purchase, acquire, assume and agree to pay, perform and discharge, as applicable, the applicable Designated Company Interests from Purchaser (an “Unwind Transaction”). As consideration for an Unwind Transaction, the Seller shall pay and reimburse to Purchaser an amount equal to the sum of (a) the total amount of the Purchase Price previously paid by Purchaser to Seller for the applicable Designated Company Interests hereunder and (b) Purchaser’s out-of-pocket expenses incurred with the respect to the applicable Designated Company Interests and the applicable Project (the “Unwind Price”).

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(b)          On a date determined by Purchaser and within thirty (30) days of Purchaser’s delivery of an Unwind Notice, unless Purchaser withdraws the Unwind Notice in Purchaser’s sole and absolute discretion, (a) Purchaser and Seller shall execute a Membership Interest Assignment Agreement, modified only as necessary to account for the Unwind Transaction, and (b) Purchaser shall offset the Unwind Price against any and all amounts owed or expected to become owed to Seller under this Agreement (the “Unwind Offset”). If the Unwind Price, exceeds the Unwind Offset, Seller shall pay the excess to Purchaser by wire transfer in immediately available funds to an account identified by Purchaser in the Unwind Notice.

(c)          Purchaser’s sale, transfer and assignment of any Designated Company Interests in an Unwind Transaction, if any, shall be made on an “as-is, where-is” basis and Purchaser shall have no obligation to make, and shall not be deemed to make, any representation or warranty whatsoever, express or implied, with respect to such Designated Company Interests, the Unwind Transaction or any other matter. Upon the consummation of the Unwind Transaction, Purchaser shall have no further liability under this Agreement or otherwise with respect to, related to or arising out of the applicable Project or the Designated Company Interests. In the event that the Seller fails to pay the Unwind Price on the date determined by Purchaser pursuant to Section 2.6(b), such failure shall be a breach of this Agreement and Purchaser shall have the right, in its sole discretion and without limiting Purchaser’s other remedies for such breach, to offset such Unwind Price against amounts owed by Purchaser to Seller under this Agreement or cancel its exercise of the Unwind Option, in which case Purchaser shall be entitled to retain the applicable Designated Company Interests without further liability (including any further obligation with respect to future Purchase Price payments) to the Seller.

(d)         To the extent Purchaser has purchased Company Interests on a Closing Date, but the corresponding Company and Project have not achieved a Commercial Operation Date by the applicable Termination Date, Seller shall reimburse Purchaser for all Interconnection Costs incurred related to those Company Interests within five (5) Business Days of demand therefor.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLER

As of the Effective Date and the applicable Closing Date, Seller hereby represents and warrants to Purchaser as follows:

Section 3.1     Organization and Good Standing.

(a)          Seller (i) is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Oregon, (ii) is qualified to do business in, and is in good standing in all jurisdictions in which its properties (or the character of its business) requires such qualification, except to the extent that a lack of such qualification could not reasonably be expected to have a Material Adverse Change and (iii) has all limited liability company power and authority to carry on its business as now being conducted and to own its properties.

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(b)          Each Company is a limited liability company that (i) has been duly formed, is validly existing and is in good standing under the laws of the State of Oregon, (ii) is qualified to do business and is in good standing in each jurisdiction where its properties (or the character of its business) requires such qualification and (iii) has all limited liability company power and authority to carry on its business as now being conducted and to own its properties.

(c)          Each Company has not (nor has such Company ever had) a direct or indirect ownership interest, or investment, in any Person, or any contractual obligation or commitment to make any investment in (by way of contributions, advances, loans or otherwise) any other Person.

(d)          Seller has made available to Purchaser true and correct copies of the Articles of Organization and LLC Agreement of each Company.

Section 3.2     Authorization, Execution and Enforceability. Seller has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform its obligations hereunder and thereunder. Seller has duly authorized, executed and delivered this Agreement and, as of the applicable Closing Date, each other Transaction Document to which it is a party. Each Company has all requisite power and authority to execute and deliver each Material Project Document to which it is a party and to perform its obligations thereunder. Each Company has duly authorized, executed and delivered each Material Project Document to which it is a party. Each of this Agreement, each other Transaction Document and each Material Project Document to which any Company or Seller is a party, constitutes a legal, valid and binding obligation enforceable against Seller and such Company, as applicable, in accordance with the terms hereof and thereof, as applicable, except as such enforceability may be limited by applicable Bankruptcy, reorganization, fraudulent conveyance or transfer, moratorium, insolvency and similar laws affecting the rights or remedies of creditors generally, and by general principles of equity, regardless of whether considered in a proceeding at law or in equity.

Section 3.3    Development. Each Company has not conducted any business other than the development, ownership and operation of the applicable Project, nor is it party to any contract (written or oral) other than the Material Project Documents to which it is a party.

Section 3.4     Ownership of Company Interests. Seller is the sole legal and beneficial owner of the Company Interests and has good and valid title to, and full power and authority to convey, the Company Interests, free and clear of any Lien and, upon the satisfaction or waiver by the appropriate Parties of the conditions precedent set forth in Section 5.1 (Conditions Precedent to Obligations of Purchaser) and Section 5.2 (Conditions Precedent to Obligations of Seller), Seller will convey to Purchaser good and valid title to the Company Interests, free and clear of any Liens. There are no outstanding Equity Securities of any Company other than the Company Interests owned by Seller. Other than Purchaser, no Person holds any option or other right to acquire any equity or other ownership interest in the Company Interests. Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Company Interests. The Company Interests have been validly issued under the Oregon Limited Liability Company Act, Chapter 63 of the Oregon Revised Statutes. Seller has no obligation to make further payments to any Company for its ownership of the Company Interests or as a result of its status as a member of any Company.

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Section 3.5     Material Project Documents. Annex 3 lists all Material Project Documents to which each Company is a party or by which such Company or its Assets is bound, as such Material Project Documents have been modified, supplemented or amended through the Effective Date, and as updated as of the Closing Date. Annex 3 also lists any letters of credit or other security arranged by or on behalf of such Company, and any consensual Liens granted under any Material Project Document or in connection with any Governmental Approval. True and complete copies of the Material Project Documents have been made available to Purchaser. Each Material Project Document is in full force and effect, has not been assigned by such Company and is valid, binding and enforceable (x) against such Company and any counterparty that is Seller or an Affiliate of Seller and (y) to Seller’s Knowledge, against the other parties thereto in accordance with its respective terms. None of such Company, Seller or any Affiliate of Seller is in breach of any provision of any Material Project Document. Except as disclosed in Annex 3, to Seller’s Knowledge, no counterparty to a Material Project Document is in breach of any provision of any Material Project Document, and there are no events or circumstances which may contravene, conflict with or result in a violation or breach of or give any Person with the right to declare a default or exercise any remedy under, or accelerate any obligation under, or to cancel, terminate or modify and Material Project Document. None of such Company, Seller or any Affiliate of Seller has delivered to, or received from, any party to any Material Project Document (i) a notice of termination, cancellation, repudiation, non-renewal or assertion of breach with respect to such Material Project Document, (ii) a notice of force majeure under such Material Project Document, or (iii) a notice of breach of warranty or indemnification claim. There are no renegotiations of, or attempts or requests to renegotiate or outstanding rights to renegotiate any Material Project Document with any Person.

Section 3.6     Governmental Approvals.

(a)           Annex 4 contains a true and complete list of all Governmental Approvals under Applicable Law, including Environmental Law, for development of each Project. Seller has provided to Purchaser true, complete and correct copies of all such Governmental Approvals. Except as noted in Annex 4, each such Governmental Approval is in full force and effect, in full and final form, and not subject to any administrative or judicial appeals and the time periods for any such appeal of the Governmental Approvals have expired. Each such Governmental Approval is held in the name of the applicable Company or, where noted in Annex 4, for the benefit of the applicable Project. Each Company is, and has been, in compliance with all Governmental Approvals and all conditions contained in the Governmental Approvals listed on Annex 4 required to have been satisfied on or before the Closing Date have been satisfied as of such date have been satisfied.

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(b)          Neither Seller nor any Company has received any notice or other communication from any Governmental Authority or any other Person regarding (i) any violation of, or failure to comply with, the terms of, or a requirement applicable to, any Governmental Approval, or (ii) any revocation, suspension, nonrenewal, material modification or termination of any Governmental Approval.

(c)          Seller has made available to Purchaser copies of all reports, assessments, documents and materials owned by, in the possession of or otherwise available to Seller describing the environmental conditions of the Project Sites relating to the Projects under development by each Company, including with respect to the presence or potential presence of Hazardous Substances, protected species or protected resources.

Section 3.7     Legal Proceedings. Except as set forth on Annex 8, there is (and has been in the past six (6) years) no suit, action or proceeding (including any Condemnation or Environmental Claim) pending or, to Seller’s Knowledge, threatened, against Seller or any of its Affiliates (with respect to any Project), any Company or any Project before any Governmental Authority or arbitral body. There is no action or proceeding pending or to Seller’s Knowledge, threatened, against Seller or any of its Affiliates or any Company that would be reasonably expected to impair Seller’s ability to perform its obligations under this Agreement or any other Transaction Document, or any Company’s ability to perform its obligations under any Material Project Document. To Seller’s Knowledge, there is no action or proceeding pending or threatened, against any counterparty to any Material Project Document that could be reasonably expected to impair such counterparty’s ability to perform its obligations under any Material Project Document. There is no judgment, ruling, order, writ, decree, stipulation, injunction or determination in effect by or with any arbitrator, court or other Governmental Authority to which Seller, any Company or any Affiliate of the foregoing is subject or by which any assets of any thereof is bound, and which relates to or affects any of the Companies, the Projects, any Transaction Document, or the transactions contemplated by this Agreement.

Section 3.8     No Conflict; No Consents.

(a)           Except as set forth on Annex 10, the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated between Seller and Purchaser on the Closing Date hereby will not, directly or indirectly (with or without notice or lapse of time or both): (i) conflict with or violate any provision of any of the governing documents of Seller or any Company, (ii) contravene, conflict with or result in a violation of any Applicable Law by which Seller or any Company is bound or any judgment, ruling, order, writ, decree, stipulation or injunction of any Governmental Authority by which Seller or any Company is bound, (iii) contravene, conflict with or result in a breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment or loss of benefit under, or to cancel, terminate or modify (A) any material contract (other than any Material Project Document), in each case which, individually or in the aggregate, could reasonably be expected to cause a Material Adverse Change or (B) any Material Project Document, (iv) result in the imposition or creation of any Lien, or (v) give any Person the right to prevent, delay or otherwise interfere with any of the transactions contemplated hereby.

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(b)          Except as set forth on Annex 10, Seller and each Company is not currently required, nor will Seller or any Company be required in the future, to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated between Seller and Purchaser on the Closing Date.

Section 3.9     Governmental Approvals and Filings. Except as set forth on Annex 4, no Governmental Approval or filing with any Governmental Authority is required to be obtained or made by Seller or any Company for the execution, delivery or performance by Seller of this Agreement or the consummation of the transactions between Seller and Purchaser on the Closing Date contemplated hereby, other than any such Governmental Approvals or filings which have been obtained or made or are specifically required to be obtained or made as a condition to Closing pursuant to Section 5.1 or Section 5.2.

Section 3.10   Assets and Real Estate Interests.

(a)           Annex 2A contains a true and complete list of all Assets of each Company. As of the Development Tasks Milestone Payment Date, each Company will have good and marketable title to its Assets free and clear of all Liens other than Permitted Encumbrances. All tangible assets and properties owned or leased by each Company are adequately maintained and in a manner consistent with any applicable warranties and are in good operating condition and repair and free from any material defects, reasonable wear and tear excepted, and are suitable for the uses for which they are being used. The Assets of each Company constitutes all the material assets and properties necessary for the conduct by such Company of its business and operations as presently conducted, as it will be conducted through the Closing Date, and in accordance with Applicable Laws and Prudent Industry Practices.

(b)          Each Company does not own, nor has such Company at any time in the past owned, any Equity Securities of any kind in any corporation, partnership, limited liability company, joint venture, association or other entity.

(c)          Other than as set forth on Annex 8, each Company does not have any liabilities arising out of transactions entered into prior to the Effective Date or the Closing Date, other than liabilities arising out of the Transaction Documents or Material Project Documents.

(d)          No Company owns, leases or occupies any real property except for the applicable Real Estate Interests under the applicable Real Property Documents.

(e)          A true and complete list of all Real Estate Interests and each Real Property Document, including all amendments, modifications, supplements, assignments, and agreements related thereto, is on Annex 2B. Each Real Property Document executed and delivered by each Company is valid, binding and enforceable in accordance with its terms, is in full force and effect and there are no existing defaults by such Company thereunder. A true and complete copy of each Real Property Document has been made available to Purchaser. Such Company has not received any written notification from the counterparty thereto that any event occurred which (with or without notice or lapse of time or both) could constitute a default thereunder. Each Company has good and marketable title to the Real Estate Interests and its Project (given the current stage of development of such Project) free and clear of all Liens on or senior to said Real Estate Interests, other than Permitted Encumbrances.

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(f)           (i) There is no pending or threatened Condemnation (or similar proceedings) of all or any part of the Project Site relating to any Company’s Project, and neither Seller nor any Company has assigned or sublet or granted any rights to use and occupy or created any limitations to or on its interests in any Project Site to any Person except as expressly set forth in the applicable Real Property Documents, (ii) there are no zoning, building code, occupancy restriction or other land-use regulation proceedings that could, individually or in the aggregate, result in a Material Adverse Change, nor has Seller or any Company received any notice of any special assessment proceedings affecting any Project Site, or applied for any change to the zoning or land use status of any Project Site and (iii) to Seller’s Knowledge and except as set forth on the applicable Title Report, there are no Liens or other agreements (whether of record or not) affecting title to, or creating any Lien, right of first refusal, purchase option, reverter or charge upon, any Project Site.

Section 3.11   Insurance. Annex 5 contains a true and correct list of the insurance coverage that relates to the business of each Company (collectively, the “Insurance Coverage”). Seller has provided to Purchaser true, complete and correct copies of all Insurance Coverage policies and certificates of insurance. All policies are in full force and effect, are in such amounts and cover such losses and risks as are consistent with industry practice, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any policy relating to such Insurance Coverage that has not been replaced on substantially similar terms prior to the date of such cancellation. Seller has not (with respect to any Company or Project) and no Company has received from any insurance carrier to which it has applied for any insurance or with which it has carried any insurance any refusal of coverage or notice of material limitation of coverage or any notice that a defense will be afforded with reservation of rights. The policy relating to such Insurance Coverage will cease to cover each Company upon the Closing Date for such Company. There exist no pending claims against such insurance policies as to which the insurers have denied liability. To Seller’s Knowledge, there exist no facts, circumstances or conditions that could give rise to a claim.

Section 3.12   Environmental Claims.

(a)          There are no known existing circumstance which, for each Company, could give rise to, nor has any Company otherwise incurred, liability to any Person (including any Governmental Authority) under any Environmental Laws, nor has it received any notice from a Governmental Authority or written notice from any other Person of any such liability or any Environmental Claim therefor.

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(b)         Other than the Disclosed Conditions (i) each Company is not subject to any outstanding judgment, decree, or order relating to compliance with any Environmental Law or Governmental Approvals or any liability or obligation under any Environmental Law or common law to investigate or cleanup any Hazardous Substances, and (ii) Hazardous Substances have not been Released from or to any Project Site under circumstances that could result in any liability or obligation under any Environmental Law or common law to investigate or clean-up any such Hazardous Substances.

(c)          Other than the Disclosed Conditions, to Seller’s Knowledge there are no facts, circumstances, conditions or occurrences regarding any Project that could reasonably be expected to (i) form the basis of an Environmental Claim, (ii) other than as contemplated by the Governmental Approvals listed on Annex 4, cause any Project to be subject to any restrictions on ownership, occupancy or use or (iii) require any Governmental Approval other than as set forth on Annex 4.

(d)          To Seller’s Knowledge, there has been no unpermitted taking of any species listed or protected under any Environmental Law applicable to any Company or any Projects, or of the habitat of any such species, in any way related to the development, construction or operation of the Projects.

(e)          Except as noted in Annex 4, none of the real property included in the Real Estate Interests has any local, state or federal jurisdictional waters on it that is subject to wetlands regulation or the jurisdiction of any federal, state or county agency regulating and controlling wetlands, and no such agency has made a determination that any wetland exists on such property.

(f)           No Project or Project Site is located on a landfill.

(g)         As a result of Purchaser’s entering into this Agreement and consummating the transactions contemplated hereby, none of Purchaser or its Affiliates will have liability for site investigation or cleanup, or be required to obtain the consent of any Person, pursuant to any Environmental Laws, including so-called “transaction-triggered” or “responsible property transfer” requirements.

Section 3.13   Compliance with Laws.

(a)          Each Company is (and its Assets are) and has been in compliance in all material respects with all Applicable Laws.

(b)          Neither Seller nor any Company has received any notice from any Governmental Authority or other communication from any other Person regarding (i) any actual, alleged or potential violation of, or failure to comply with, any Applicable Law relating to such Company or its Project or the transaction contemplated hereby or (ii) any obligation on the part of such Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature other than obligations with respect to remedial actions set forth in Material Project Documents or written Governmental Approvals set forth on Annex 4 with respect to which, in each such case, such Company does not have any outstanding payment or performance obligation as of the Closing Date.

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Section 3.14   No Employees.

(a)          Each Company has no employees and has not had any employees. Each Company has no liability or obligation to any former director, officer or employee of such Company pursuant to the terms of any employment, severance, separation or consulting agreement.

(b)          Each Company does not maintain, nor does such Company have any liability or obligation under, any “Employee Welfare Benefit Plan,” as defined in Section 3(1) of ERISA, any “Employee Pension Benefit Plan,” as defined in Section 3(2) of ERISA, any other “employee benefit plan,” as defined in Section 3(3) of ERISA or any other employee benefit plan, program, policy or arrangement, and such Company is not and has not been a contributing employer to any multi-employer plans, as defined in Section 3(37) of Section 4001(a)(3) of ERISA (“Multiemployer Plan”).

(c)          No Person, trade or business that, together with any Company, is or was treated as a single employer within the meaning of Section 414 (b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA sponsors, maintains, participates in contributes to or has any liability in respect of any defined benefit pension plan subject to Title IV of ERISA or Section 412 of the Code (“Pension Plan”) or any Multiemployer Plan or has sponsored, maintained, participated in, contributed to or had any liability in respect of a Pension Plan or Multiemployer Plan within the past six years.

Section 3.15   Financial Statements and Balance Sheets.

(a)          On the applicable Closing Date for each Company, the most recent audited quarterly and annual financial statements of the Seller and Seller Parent, and the Balance Sheet of each Company, have been made available to Purchaser and each such financial statement and Balance Sheet has been prepared in accordance with GAAP (except for footnotes and utilization of accelerated depreciation) applied on a consistent basis, and presents fairly in all material respects the financial position of Seller, Seller Parent, or such Company (as applicable), as of the Balance Sheet Date.

(b)          Each Company does not have any (i) liability or obligation of any nature (whether accrued or contingent) which, if incurred during the period covered by the Balance Sheet, would have been required to be disclosed or reserved against on the face of the Balance Sheet or the notes thereto in accordance with GAAP, each of which are necessary for the development, construction or operation of such Company’s Project and (ii) liabilities and obligations arising in the ordinary course of business consistent with past practice of such Company since the Balance Sheet Date, none of the items listed in sub-clauses (i)-(ii) of which, individually or in the aggregate, is material in nature or amount to such Company or its business, operations, property or condition (financial or other).

(c)          Since the applicable Balance Sheet Date: (i) each Company has operated, in all material respects, in the ordinary course of business; (ii) there has not been any Material Adverse Change; and (iii) such Company has not taken, and has not failed to take, any action that, if taken or failed to be taken after the Effective Date, would be prohibited by Section 6.6.

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Section 3.16   Intellectual Property.

(a)          Annex 2A sets forth the Intellectual Property rights owned or licensed by each Company.

(b)          Each Company has not (i) infringed upon or misappropriated any Intellectual Property rights of any third party or (ii) received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that a Person must license or refrain from using any Intellectual Property rights of any third party in connection with such Company’s business).

Section 3.17   Indebtedness. No Company has any outstanding Indebtedness.

Section 3.18  Bankruptcy. There are no Bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by or, to Seller’s Knowledge, threatened against, Seller, any Company or any counterparty to any Material Project Document.

Section 3.19  Books and Records. True and complete copies of the minute book of each Company and the membership interest register, if any, of such Company have been kept in accordance with Applicable Laws and have been made available to Purchaser. All books, accounts, ledgers and files of each Company will be made available to Purchaser as of the Closing Date.

Section 3.20   Affiliate Transactions. From and after the Effective Date and except as contemplated by this Agreement or as set forth on Annex 7, neither Seller nor any Affiliate or Representative of Seller (other than the applicable Company) is party to any agreement or arrangement involving any Company or any Project.

Section 3.21   Taxes.

(a)          Each Company owned by the Seller is disregarded as an entity separate from its owner for federal income tax purposes. At all times since its organization, each Company has either been a disregarded entity or a partnership for federal income tax purposes and no elections have been filed or will be filed with the Internal Revenue Service to treat such Company as an association taxable as a corporation;

(b)         Seller, with respect to each Company and its assets, and each Company has filed or caused to be filed all Tax Returns required to be filed by or for it with the appropriate Governmental Authority in accordance with Applicable Law. All such Tax Returns were true, complete and correct at the time of such filing and filed on a timely basis, taking into account applicable extensions. Seller, with respect to any Company and its assets, and each Company has paid all Taxes payable by each of them with respect to such Tax Returns;

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(c)          Seller, with respect to each Company and its assets, and each Company has complied with all Applicable Laws relating to the payment and withholding of Taxes (including withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other Applicable Law) and has, within the time and in the manner prescribed by law, withheld from employee wages, if any, and paid over to the proper Governmental Authority all required amounts;

(d)          Seller, with respect to each Company and its assets, and each Company has not executed (nor is it subject to) any waiver or extension currently in effect or comparable consents regarding the application of the statute of limitations for any Taxes or Tax Returns;

(e)         No audit, examination or other administrative proceedings or court proceedings are presently pending or, to Seller’s knowledge, threatened with regard to any Taxes or Tax Returns of any Company or of Seller, with respect to each Company and its assets, and there are no Liens for Taxes upon any property or Asset of any Company;

(f)           No written claim has been made by any tax authority in a jurisdiction where any Company or Seller, with respect to each Company and its assets, does not file a Tax Return that it is or may be subject to taxation in that jurisdiction;

(g)          No power of attorney currently in force has been granted by Seller or any Company with respect to the Taxes of such Company;

(h)         Neither Seller (or any Affiliate of Seller), with respect to any Company or its assets, nor any Company has requested or received any written ruling of a taxing authority relating to Taxes;

(i)           Except as contemplated in the Material Project Documents, no agreement as to indemnification for, contribution to, reimbursement or payment of Taxes exists between any Company and any other Person; and no Company has liability for Taxes of any person as a transferee or successor, by contract or otherwise; no Company has any liability for Taxes as a result of Treasury Regulations Section 1.1502-6 or the analogous provisions of any state, local or foreign law;

(j)           (i) No grants have been provided by the United States, a state or a political subdivision of a state in connection with any Project being developed by any Company or Seller; (ii) no assets of any Company are subject to the alternative depreciation system within the meaning of Section 168(g) of the Code or tax-exempt use property within the meaning of Section 168(h) of the Code; (iii) no subsidized energy financing has been provided (directly or indirectly) under a federal, state or local program in connection with any Project; and (iv) no Tax credit (including the investment tax credit under Code Section 48) has been allowed with respect to any property that is part of any Project;

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(k)          For federal income tax purposes, Seller is not a foreign person within the meaning of section 1445(f)(3) of the Code;

(l)           [Reserved];

(m)         No Assets of any Company have been placed in service for federal income tax purposes;

(n)         No Power Purchase Agreement relating to any Project transfers the benefits of any grants or any credits arising under the Code (including the investment tax credit) available to such Project to the offtaker thereunder; and

(o)          Neither Seller nor any Company has knowledge of any outstanding, pending or proposed special assessments or special real property related taxes, including any deferred money payments or performances on account of any subdivision or change in zoning or land use classification, affecting the real property included in the Real Estate Interests or any acts that would result in the imposition of any deferred or “roll back” taxes with respect to the real property included in the Real Estate Interests.

(p)          There are no liens for any Taxes on any Company or its assets.

Section 3.22   FERC and State Energy Regulation.

(a)          Neither the Seller nor, other than as a Qualifying Facility (“QF”) eligible for all exemptions pursuant to 18 CFR §§ 292.601 and 292.602 applicable to QFs under 20 MWs, any Company is subject to regulation under the FPA or PUHCA. Each Company has taken no action that, to Seller’s Knowledge, would require any of the Parties hereto to obtain FERC authorization under Section 203 of the FPA to consummate the transactions between Seller and Purchaser on the Closing Dates contemplated herein. None of the Companies are subject to regulation by the Public Utilities Commission of the State of Oregon, PUHCA or PURPA as a “public utility,” “electric utility,” “electric company,” “electrical corporation,” “holding company,” or similar term under any state Applicable Law relating to public utilities;

(b)          Each Company is a QF and Seller has filed with FERC accurate and complete self-certifications of QF status prior to the date any sales of energy were made, any has updated such filings to the extent required by law as of the date hereof;

(c)          No QF is affiliated with any other QF located within one mile of any other QF; and

(d)          Each Power Purchase Agreement that is not a subscription agreement has been approved by the Oregon Public Utilities Commission.

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(e)          Each Power Purchase Agreement that is a subscription agreement has a price of at least $0.11/kWh(dc) and a contract term of at least 20 years.

Section 3.23   Interconnection. As of the Development Tasks Milestone Payment Date, each Company has executed an Interconnection Agreement with the Utility to interconnect the applicable Project to the local distribution system. Any interconnection upgrades that may be required under an Interconnection Agreement or revealed pursuant to an interconnection study in respect of any Project have been disclosed to Purchaser in writing.

Section 3.24   Compliance.

(a)          Seller represents and warrants that it is not a government entity and that it does not currently employ, and will not in the future, without the prior written consent of Purchaser, employ, either directly or indirectly, a Government Official, or a parent, spouse, child or sibling of a Government Official who shall perform services pursuant to each of the Projects.

(b)          Seller represents and warrants that it has not, and that it has no evidence of any kind that any of its owners, controlling shareholders, directors, officers, employees or any other person working on its behalf (including, without limitation any of its subsidiaries, Affiliates, subcontractors, consultants, representatives and agents) has, either directly or indirectly, made a Prohibited Payment with respect to any Project or engaged in any Prohibited Transaction with respect to any Project or the performance of any of its obligations under the Transaction Documents.

(c)         Seller represents and warrants that it and its owners, controlling shareholders, directors, officers, employees and any other person working on its behalf (including, without limitation any of its subsidiaries, affiliates, subcontractors, consultants, representatives or agents) in the development of the Projects has complied with all Applicable Laws including all anti-corruption, anti-money laundering, antiterrorism and economic sanction and anti-boycott laws of the United States including without limitation, the United States Foreign Corrupt Practices Act.

Section 3.25   OFAC. Seller and each Company represents and warrants that each is in compliance with the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other executive orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).

Section 3.26  No Use or Zoning Changes. Neither Seller nor any Company has received written notice of any plan, study or effort by any Governmental Authority that would materially adversely affect the present use or zoning of any portion of any Project Site or any portion of the real property included in the Real Estate Interests.

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Section 3.27  Historic Sites. Neither Seller nor any Company has knowledge that any of the real property included in the Real Estate Interests contains any buildings, structures, objects, districts, areas or sites of prehistoric, historic or archeological interest or significance or any site eligible for listing on the National Register of Historic Places.

Section 3.28  Full Disclosure. Seller has provided Purchaser all material documentation and information relating to each Company and each Company’s Assets and Project, and relating to Seller relevant to its interest in the Company Interests. All of such provided documentation and information is true, correct and complete, and Seller has not failed to disclose to Purchaser any facts or information known to Seller material to the Company Interests, the Companies or the Projects. None of such provided documentation or information (including all financial statements), nor any of the representations and warranties of Seller set forth in any Transaction Document or in any certificate, document or other instrument delivered by or on behalf of Seller thereunder, contains any untrue statement of material fact, nor do any of the same omit to state a material fact necessary to make the statements or facts contained therein not misleading.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As of the Effective Date and the Closing Date, Purchaser hereby represents to Seller as follows:

Section 4.1     Organization and Good Standing. Purchaser (a) is a corporation duly formed and validly existing and in good standing under the laws of the State of Delaware, (b) is duly authorized to conduct business in, and is in good standing in all jurisdictions in which its properties (or the character of its business) requires such qualification, except to the extent that a lack of such qualification would not reasonably be expected to have a material adverse effect on Purchaser or on its ability to perform its obligations hereunder and (c) has all corporate power and authority to carry on its business as now being conducted and to own its properties, except where the failure to have such power or authority would not have an adverse and material impact on its ability to conduct its business or own its assets.

Section 4.2     Authorization, Execution and Enforceability. Purchaser has duly authorized, executed and delivered this Agreement, which constitutes its legal, valid and binding obligation and is enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally, and by general principles of equity, regardless of whether considered in a proceeding at law or in equity.

Section 4.3     Legal Proceedings. There is no action, suit or proceeding pending or, to its knowledge, threatened against Purchaser, which would reasonably be expected to impair its ability to perform its obligations under this Agreement.

Section 4.4     No Conflict. The execution, delivery and performance by Purchaser of its obligations under this Agreement will not (a) contravene any law or any order, writ, decree or injunction of any court or Governmental Authority; (b) conflict with, or result in a breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of any lien upon any assets of Purchaser pursuant to the terms of any agreement or instruments to which Purchaser is a party or by which Purchaser or any of its properties is bound; or (c) violate any provision of Purchaser’s organizational documents in each case that would be reasonably expected to impair its ability to perform its obligations under this Agreement.

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Section 4.5    Governmental Approvals and Filings. No Governmental Approval or filing with or notice to any Governmental Authority is required to be obtained or made by Purchaser for the execution, delivery and performance by Purchaser of this Agreement, or the consummation of the transactions contemplated between Seller and Purchaser on the Closing Dates, other than any such Governmental Approvals or filings which (a) have been obtained or made or are specifically required to be obtained or made as a condition to Closing pursuant to Section 5.1 (Conditions Precedent to Obligations of Purchaser) or Section 5.2 (Conditions Precedent to Obligations of Seller) or (b) may be required to be obtained or made at a future date, which future Governmental Approvals or filings can reasonably be expected to be obtained when required.

Section 4.6     Investment Intent. Purchaser is acquiring the Company Interests for its own account, for investment and with no view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended) thereof; provided that the foregoing is not intended as a restriction of Purchaser’s right, on and after the Closing Date, to dispose of all or any portion of the Company Interests in compliance with the Securities Act of 1933, as amended, and all other applicable securities laws and each applicable LLC Agreement.

Section 4.7    Unregistered Securities. Purchaser acknowledges that the issuance and sale of the Company Interests have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or any other jurisdiction, and these interests may not be offered or sold by Purchaser unless subsequently registered under that Act and any other applicable securities laws or unless an exemption from such registration or other requirements thereof is available.

ARTICLE V.
CONDITIONS

Section 5.1     Conditions Precedent to Obligations of Purchaser on each Closing Date. The obligations of Purchaser to purchase the applicable Company Interests on each Closing Date are subject to the satisfaction by Seller or waiver by Purchaser of each of the following conditions on or prior to the Closing Date:

(a)          Seller shall have delivered a written notice of the Closing Date no later than ten (10) Business Days prior to the expected Closing Date;

(b)          Seller shall have delivered to Purchaser a counterpart to this Agreement executed by Seller;

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(c)          Seller shall have delivered to Purchaser a counterpart to the applicable Membership Interest Assignment Agreement in the form attached hereto as Exhibit 1 and all original certificates of the applicable Company Interests, together with duly endorsed transfer powers, to the extent that the Company Interests are certificated;

(d)          Purchaser shall have received the Seller Parent Guarantee in the form attached hereto as Exhibit 2 duly executed and delivered by Seller Parent;

(e)          Purchaser shall have received a certificate of Seller Parent in the form attached hereto as Exhibit 2A;

(f)           an organizational chart showing the relationship between the applicable Project Company, Seller, and Seller Parent;

(g)          an Employer Identification Number for Seller and, if applicable, the applicable Project Company;

(h)          a Manager’s Certificate for the applicable Project Company in the form attached hereto as Exhibit 3;

(i)           an Officer’s Certificate in the form attached hereto as Exhibit 4;

(j)           resignations of all the managers, officers and registered agents of the applicable Company in the form attached hereto as Exhibit 5;

(k)          a certificate of compliance for Seller and, if applicable, the applicable Project Company issued by the State of Oregon as of a date not more than ten (10) days prior to the Closing Date;

(l)          Seller shall have delivered to Purchaser UCC judgment and lien search reports of a recent date before the Closing Date in each of the jurisdictions in which UCC-1 financing statements or other filings or recordations could be made to evidence or perfect security interests in the Company Interests and each Project, and such searches shall reveal no Liens on any of the Company Interests or Projects;

(m)         the applicable Title Reports;

(n)          the applicable Real Property Documents;

(o)          a Portland General Electric Facility Study for the applicable Project Company;

(p)          a Power Purchase Agreement for the applicable Project Company

(q)          a Conditional Use Permit for the applicable Project;

(r)           Historical or Cultural Resource Studies (if applicable);

(s)          Species Analysis (if applicable);

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(t)           Zoning/Site Approval (if applicable);

(u)          Sworn Statements/Lien Waivers (if applicable);

(v)          Flood Search/Wetlands (if applicable);

(w)         a site plan for the applicable Site as submitted for the Conditional use Permit in CAD format;

(x)           a FERC QF Filing for the applicable Project;

(y)          all original books, accounts, ledgers, permits, licenses and files of the applicable Company and Project;

(z)          Seller shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or on the Closing Date, excluding any such failure to perform and comply which, individually or in the aggregate, has not had any material adverse impact (i) on the applicable Company, (ii) on Purchaser or its ability to perform its obligations under this Agreement or to satisfy any condition in Section 5.2 required to be satisfied by Purchaser or (iii) on Seller’s ability to satisfy any condition in this Section 5.1 (other than this Section 5.1(aa)) or Seller’s ability to satisfy any condition in Sections 5.3, 5.4, or 5.5;

(aa)        Between the Effective Date and the Closing Date, there has not been any Material Adverse Change with respect to Seller or the applicable Company; and

(bb)       No condemnation is pending or threatened in writing with respect to the applicable Project, or any portion thereof, and no unrepaired casualty exists with respect to the applicable Project, or any portion thereof, or the sale of electric power therefrom, unless (i) such casualty is capable of repair in a reasonably satisfactory timeframe, (ii) the cost of such repair shall not exceed $2,000, and (iii) the Purchase Price with respect to such Project shall be adjusted by an amount equal thereto.

Section 5.2     Conditions Precedent to Obligations of Seller on Each Closing Date. The obligations of Seller to sell the applicable Company Interests on the Closing Date are subject to the satisfaction by Purchaser or waiver by Seller of each of the following conditions on or prior to the Closing Date:

(a)          Seller has received a counterpart to this Agreement executed by Purchaser;

(b)          Purchaser shall have delivered to Seller a counterpart to the applicable Membership Interest Assignment Agreement;

(c)          Purchaser will provide Seller with a certificate of a manager, secretary or assistant secretary certifying that each of the representations and warranties of Purchaser in this Agreement is true and correct in all material respects as of the Closing Date; and

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(d)          Purchaser shall have delivered the Closing Date Payment Amount.

Section 5.3     Conditions Precedent to Obligations of Purchaser on the Development Tasks Milestone Payment Date. The obligation of Purchaser to pay the Development Tasks Milestone Payment Amount on the Development Tasks Milestone Payment Date is subject to the satisfaction or waiver by Purchaser of each of the following conditions on or prior to the Development Tasks Milestone Payment Date:

(a)          the Closing Date shall have occurred;

(b)          all applicable adjustments and modifications to the Purchase Price required under Sections 2.3 and 2.5 have been made to the reasonable satisfaction of the Purchaser;

(c)          Purchaser shall have received a true, correct, and complete copy of the Interconnection Agreement for the applicable Project Company;

(d)          Purchaser shall have received a Phase I Environmental Site Assessment consistent with ASTM E1527–13 standards;

(e)          Except as set forth on Annex 10, the applicable Company shall have received all consents of counterparties required pursuant to the Real Property Documents to which it is a party including without limitation (i) consent to assignment of such Real Property Document (ii), consent to change of control of the Company and (iii) any consent to the construction or installation of improvements required by such Real Property Documents.

(f)           Seller is not Bankrupt.

Section 5.4     Conditions Precedent to Obligations of Purchaser on the NTP Payment Date

Purchaser shall provide Seller with a copy of the applicable EPC Contract and keep Seller reasonably informed about progress under the EPC Contract, including by providing Seller with documentation thereof. The obligations of Purchaser to pay the NTP Payment Amount on the NTP Payment Date is subject to the satisfaction or waiver by Purchaser of each of the following conditions on or prior to the NTP Payment Date:

(a)          the Closing Date and the conditions described in Section 5.3 shall have occurred;

(b)          all applicable adjustments and modifications to the Purchase Price required under Sections 2.3 and 2.5 have been made to the reasonable satisfaction of the Purchaser;

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(c)          “Notice to Proceed” shall have occurred under the applicable EPC Contract;

(d)          Seller is not Bankrupt.

Section 5.5     Conditions Precedent to Obligations of Purchaser on the COD Payment Date

The obligation of Purchaser to pay the COD Payment Amount on the COD Payment Date is subject to the satisfaction or waiver by Purchaser of each of the following conditions on or prior to the COD Payment Date:

(a)          the Closing Date, Development Tasks Milestone Payment Date, and NTP Payment Date shall have occurred;

(b)          all applicable adjustments and modifications to the Purchase Price required under Sections 2.3 and 2.5 have been made to the reasonable satisfaction of the Purchaser; and

(c)          the “Commercial Operation Date” shall have occurred under the applicable Power Purchase Agreement

(d)         ; and Seller is not Bankrupt.

Section 5.6     Procedure for Satisfaction of Conditions

(a)          Seller shall provide Purchaser with written notice upon completion or satisfaction of any of the conditions described in Sections 5.1, 5.3, 5.4 and 5.5.

(b)         If Purchases believes Seller has not completed or satisfied a condition mentioned in such notice, Purchaser must notify Seller of the alleged deficiency within ten (10) business days of receipt of Seller’s notice, which notice shall state the grounds for Purchaser’s belief that there is a deficiency. If Purchaser fails to notify Seller of an alleged deficiency within the ten (10) business days, Seller will be deemed to have completed or satisfied the condition mentioned in Seller’s notice.

Section 5.7     Expedited Resolution of Disputes Over Satisfaction of Conditions

(a)          This Section 5.7 shall govern all disputes over whether the conditions described in this Article V have been completed or satisfied. (a “Covered Dispute”). The Parties intend for this Section to facilitate resolution of any Covered Dispute as quickly as possible.

(b)          The parties agree to submit all Covered Disputes to an arbitrator to be mutually agreed by the Parties (the “Arbitrator”) who shall act as sole arbitrator. Any decision rendered by the Arbitrator shall be final and binding. If the Parties do not agree to a different Arbitrator, Frank Burke shall be the Arbitrator.

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(c)          After a Covered Dispute arises, the aggrieved Party may submit a letter to the Arbitrator, with a copy to the other Party, requesting that the Arbitrator resolve the Covered Dispute. The other Party may, within three business days, submit a responding letter, with a copy to the aggrieved Party. Unless the Parties agree otherwise or requested by the Arbitrator, there shall be no discovery, hearing, or further argument. The Arbitrator shall render a decision based on the letters (or other materials, if applicable) as soon as possible and the Parties shall do all that is commercially reasonable to enable the Arbitrator to render a decision within one week of receipt of the responding letter. Each Party will bear its own costs and legal fees incurred in connection with a Covered Dispute. Each Party is responsible for 50% of the Arbitrator’s fees

ARTICLE VI.
COVENANTS

Section 6.1     Tax Filings.

(a)          Seller shall prepare (or cause to be prepared) and timely file (or cause to be filed) all Tax Returns of the applicable Company with respect to any taxable periods ending on or before the Closing Date (“Pre-Closing Taxable Period”) and shall pay any Taxes (“Pre-Closing Taxes”) due in respect of any Pre-Closing Taxable Period. Seller shall be entitled to refunds (whether by payment, credit or offset) of Taxes with respect to Pre-Closing Taxable Periods.

(b)          Purchaser shall prepare or cause each Company to prepare (or cause to be prepared) and timely file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to each Company with respect to periods ending after the applicable Closing Date and shall remit or cause each Company to remit any Taxes due in respect of such Tax Returns. With respect to Tax Returns that are required to be filed by or with respect to each Company for any taxable period that begins before and ends after the applicable Closing Date (such periods “Straddle Periods” and such Tax Returns “Straddle Returns”), such Straddle Returns shall be prepared in a manner consistent with past practice (unless otherwise required by law), and Seller shall be responsible for Taxes due in respect of that portion of such Straddle Periods as ends on the applicable Closing Date (“Straddle Pre-Closing Taxes”). Purchaser shall notify Seller of any amounts due from Seller in respect of any Straddle Return no later than ten (10) Business Days prior to the date on which such Straddle Return has been finalized (as described in this paragraph) and is due, and Seller shall remit such payment to Purchaser no more than five (5) Business Days following receipt of such notice. Purchaser shall deliver or cause to be delivered any Straddle Return to Seller for its review at least thirty (30) days prior to the date on which such Tax Return is required to be filed. If Seller disputes any item on such Tax Return, it shall notify Purchaser of such disputed item (or items) and the basis for their objection. The Parties shall act in good faith to resolve any such dispute prior to the date on which the relevant Tax Return is required to be filed. If the Parties cannot resolve any disputed item, the item in question shall be resolved by an independent accounting firm mutually acceptable to Seller and Purchaser (the “Independent Accountants”). The fees and expenses of such Independent Accountants shall be borne equally by Seller and the applicable Company or Companies. Seller shall be entitled to any refund of Straddle Pre-Closing Taxes. For purposes of this Section 6.1(b), in the case of any Taxes of each Company that are payable with respect to Straddle Periods, the portion of any such Taxes that are attributable to the portion of the Straddle Period that ends on the Closing Date shall (i) in the case of Taxes that are based upon or related to income or receipts or imposed on a transactional basis, be deemed equal to the amount that would be payable if the Tax year or period ended on the Closing Date; and (ii) in the case of other Taxes, be allocated pro rata per day between the period ending on the Closing Date and the period beginning after the Closing Date.

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(c)          In the event that a dispute arises between Seller and Purchaser as to the computation of the amount of Taxes, the Parties shall attempt in good faith to resolve such dispute, and any amount so agreed upon shall be paid to the appropriate Party. If such dispute is not resolved within thirty (30) days thereafter, the Parties shall submit the dispute to the Independent Accountants for resolution, which resolution shall be final, conclusive and binding on the Parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Independent Accountants in resolving the dispute shall be borne equally by Seller and Purchaser. Any payment required to be made as a result of the resolution of the dispute by the Independent Accountants shall be made within ten (10) days after such resolution, together with any interest determined by the Independent Accountants to be appropriate.

(d)          Purchaser and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 6.1 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and Seller agree (i) to retain all books and records with respect to Tax matters pertinent to each Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable period, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other Party reasonable written notice prior to destroying or discarding any such books and records and, if the other Party so requests, Purchaser or Seller, as the case may be, shall allow the other Party to take possession of such books and records.

Section 6.2     Characterization of the Transaction. The Parties agree to treat the sale of the Company Interests as a sale to Purchaser of all of the assets owned by each Company for federal and state income Tax purposes.

Section 6.3     Transfer Taxes. Each Seller shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees, including all state and local sales, use or other transfer taxes (“Transfer Taxes”) arising out of or in connection with the transactions between Seller and Purchaser on the Closing Dates. Seller shall timely file all Transfer Tax returns and timely remit all Transfer Taxes to the appropriate taxing authorities and provide to Purchaser evidence of such filings and remittances upon Purchaser’s request.

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Section 6.4     Taxes. From and after the Effective Date and until the Closing Date:

(a)          Seller (i) shall, or shall cause each Company to, maintain its status as a disregarded entity for federal income tax purposes, (ii) shall not admit any new member(s) to any Company that would result in the Company being classified as a partnership for federal income tax purposes, and (iii) shall not file or cause or permit to be filed any election with the Internal Revenue Service to treat any Company as an association taxable as a corporation for federal income tax purposes; and

(b)          Seller, with respect to each Company and its Assets, and each Company will comply with all Applicable Laws relating to the payment and withholding of Taxes (including withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other Applicable Law) and will, within the time and in the manner prescribed by law, withhold from employee wages, if any, and pay over to the proper Governmental Authority all required amounts.

Section 6.5     Taxes.

(a)          Controversies.

(i)       Purchaser shall promptly notify Seller upon receipt by Purchaser or any affiliate of Purchaser (including each Company and its subsidiaries after the applicable Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to (i) Taxes relating to a taxable period ending on or prior to the applicable Closing Date or any loss, disallowance, or recapture of any tax credit, in each case for which Seller may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”). Seller, or the Seller’s representative, at its sole expense, shall have the authority to represent the interests of any Company with respect to any Tax Matter before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court and shall have the right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; provided, however, that neither Seller nor any of its affiliates shall enter into any settlement of or otherwise compromise any Tax Matter that adversely affects or may adversely affect the Tax liability of Purchaser, any Company or any of the Companies’ subsidiaries or any affiliate of the foregoing for any period ending after the applicable Closing Date, including the portion of the Straddle Period that is after the applicable Closing Date, without the prior written consent of Purchaser; and provided further that Purchaser shall have the right to control any Tax Matter that concerns or implicates the valuation of the Assets of any Company. Seller or Seller’s representative shall keep the Purchaser fully and timely informed with respect to the commencement, status and nature of any Tax Matter. Seller shall, in good faith, allow Purchaser to make comments to Seller or Seller’s representative, regarding the conduct of or positions taken in any such proceeding.

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(ii)      Except as otherwise provided in Section 6.5(a)(i) above, or if Seller does not elect to control a proceeding pursuant to Section 6.5(a)(i) above, Purchaser shall have the sole right to control any audit or examination by any tax authority, initiate any claim for refund, amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to, the income, assets or operations of any Company for all taxable periods.

(b)          Notification. Purchaser, the Companies, and their respective Affiliates shall promptly forward to Seller all written notifications and other communications from any Tax authority received by any Company relating to any Tax Matters relating to the Tax liability of any Company with respect to a Pre- Closing Period.

(c)          Indemnification for Taxes. Seller agrees to indemnify, defend and hold Purchaser and its Affiliates (including the Companies) and their respective members, shareholders, directors, managers, officers, employees agents, successors and assigns, harmless on an after-tax basis from and against: (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based on, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.21 (Taxes) to be true and correct in all respects as of the Effective Date and as of the applicable Closing Date with the same effect as though made as of the applicable Closing Date, in each case, (x) without giving effect to any Schedule Supplements and (y) with respect to each Seller and each Company; (ii) all Taxes imposed on, asserted against or attributable to the properties, income or operations of any Company or any Taxes for which any Company is otherwise liable, for all Pre-Closing Periods; and (iii) all Taxes imposed on any Company as a result of the provisions of Treasury Regulations Section 1.1502-6 or the analogous provisions of any state, local or foreign law.

Section 6.6     Conduct of Operations During Pre-Closing Period.

(a)          Except as contemplated or permitted by this Agreement or as required by Applicable Law, during the Pre-Closing Period, each Company shall, and Seller shall cause each applicable Company to:

(i)       conduct the business of the Company in the ordinary course consistent with past practice and in accordance with Prudent Industry Practice;

(ii)     use its commercially reasonable efforts to (A) preserve the present business operations, organization and goodwill of the Company and (B) preserve the present relationships with Persons having business dealings with the Company;

(iii)     maintain all of the Assets of, or used by, the Company or the Project in their current condition;

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(iv)    comply in all material respects with all Applicable Laws and the Material Project Documents, and maintain or renew, as needed, all existing Governmental Approvals applicable to the Companies and the Projects;

(v)     promptly notify Purchaser of any casualty, Condemnation or emergency condition affecting any Project or Company; and

(vi)    provide Purchaser with information concerning the Company and the Projects that may be reasonably requested by Purchaser, and procure that Purchaser and its Representatives are given reasonable access to the books, records, properties and management of the Companies during normal business hours on any Business Day on reasonable prior notice to Seller.

(b)          Without limiting the generality of the foregoing, and except as otherwise required or permitted by other provisions of this Agreement or required by Applicable Laws, during the Pre-Closing Period, no Company will, and Seller shall not cause or permit any Company to, without the prior written consent of Purchaser:

(i)      declare, set aside, make or pay any distribution (including any tax distributions) in respect of the ownership interests in the Company;

(ii)      permit or allow any Lien to be imposed on or against any of the Company’s assets or the Company Interests;

(iii)     grant any waiver of any term under, exercise any option under, or give any consent with respect to, any Material Project Document;

(iv)    acquire any properties or sell, transfer, assign, license, convey or otherwise dispose of any Assets, outside the ordinary course of business;

(v)     other than accounts payable incurred in the ordinary course of business or otherwise incurred pursuant to the Material Project Documents, or short term, unsecured borrowings or intercompany loans or guarantees that are paid in full and discharged prior to the applicable Closing Date, incur, create, assume or otherwise become liable for Indebtedness or issue any debt securities or assume or guarantee the obligations of any other Person;

(vi)    except as may be required to meet the requirements of Applicable Laws or GAAP, change any accounting method or practice in a manner that is inconsistent with past practice;

(vii)   fail to maintain its existence or consolidate or merge with any other Person or acquire all or more than a majority (based on fair market value as determined by the applicable Company) of the assets of any other Person;

(viii)  issue, reserve for issuance, transfer, modify, encumber, dispose or sell or grant or redeem any options, warrants, calls or other rights to purchase or otherwise acquire any Company Interests or any other Equity Securities in any Company;

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(ix)     liquidate, dissolve, recapitalize, reorganize, reclassify, combine or effect any like change in the capitalization of any Company or otherwise wind up its business or operations;

(x)     enter into, terminate or amend (A) any Governmental Approval, (B) any Material Project Document or (C) any contract involving total consideration throughout its term in excess of $10,000 (other than contracts entered into in the ordinary course which will be fully performed prior to Closing);

(xi)     amend or modify any LLC Agreement or any other organizational document of any Company;

(xii)    take any action that could result in a material breach or default under any Material Project Document or Governmental Approval;

(xiii)   violate or permit any of its Representatives to violate any applicable Compliance Regulation or Environmental Law, make or permit any of its Representatives to make, directly or indirectly, any Prohibited Payment or engage in any Prohibited Transaction;

(xiv)   make any new, or change any existing, material election with respect to Taxes, or settle any Tax liability in a manner that could materially and adversely affect Purchaser or any Company after the Closing;

(xv)   settle, waive, unwind or modify any dispute or claim or compromise or settle any liability (other than accounts payable, Taxes and other liabilities payable in the ordinary course of business) which results in a non-current liability of $2,000 or greater becoming due from any Company after Closing or restrictions or limitations that materially and adversely affect any Company’s ability to conduct business after the Closing;

(xvi)  fail to discharge any material liability of any Company or make any material payment of any Company as it comes due except in connection with a good faith dispute with an adequate reserve in accordance with GAAP; or

(xvii)  agree or commit to do any of the foregoing.

Section 6.7     Cooperation. Seller shall, upon Purchaser’s written request, reasonably assist Purchaser in preparing any documentation or providing any information related to any facts relevant to Tax discussions, including assisting Purchaser in the preparation of responses to any requests from the U.S. Department of Treasury, NREL, or any other Governmental Authority.

Section 6.8     Supplement to Disclosure Schedules. Seller shall promptly disclose to Purchaser in writing any information contained in the representations and warranties or the Disclosure Schedules which is incomplete or no longer correct as of all times after the Effective Date through each Closing Date (a “Schedule Supplement”). Neither the supplementation of the Schedules pursuant to the obligation in this Section 6.8, nor any disclosure after the date hereof of the untruth of any representation or warranty made in this Agreement shall operate as a cure of the failure to disclose the information, or a cure of the breach of any representation or warranty made herein, and determination of any liability for breach of representations or warranties either as of the Effective Date or any Closing Date shall be made without reference to any supplements and with reference only to the Disclosure Schedules as they stand on the date of this Agreement.

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Section 6.9     Exclusivity. During each Pre-Closing Period, Seller shall not, and shall cause its Affiliates (including the Companies) and any of its or their respective Representatives not to, directly or indirectly, (a) take any action to solicit, initiate, facilitate, encourage or continue inquiries regarding an Acquisition Proposal; (b) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (c) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Companies) and all their respective Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to a possible Acquisition Proposal. Seller shall promptly (and in any event within one (1) Business Day after receipt thereof by Seller, its Affiliates (including the Companies) or their respective Representatives) advise Purchaser orally and in writing of any Acquisition Proposal or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal and the material terms and conditions thereof and the identity of the party making such Acquisition Proposal or inquiry. Seller agrees that the rights and remedies for noncompliance with this Section 6.9 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser. Seller shall not, and shall cause its Affiliates (including the Companies) not to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party and Seller also agrees to promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) any Company, if any, to return (or if permitted by the applicable confidentiality agreement, destroy) all confidential information heretofore furnished to such Person by or on behalf of Seller or any of its Affiliates (including the Companies) or any of their respective Representatives and, if requested by Purchaser, to enforce such Person’s obligation to do so.

Section 6.10   Purchaser Financing. Seller shall, and shall cause each of the Companies and their Representatives to, at the expense of Purchaser, (i) use their commercially reasonable efforts to provide to Purchaser reasonable cooperation to complete the Purchaser Financing, (ii) use commercially reasonable efforts to furnish Purchaser as promptly as reasonably practicable with information relating to the Companies reasonably requested by Purchaser from Seller to assist in preparation of customary financing presentations relating to the Purchaser Financing, (iii) participate in a reasonable number of financing meetings in connection with the Purchaser Financing; (iv) request required consents of accountants for use of their reports in any materials relating to the Purchaser Financing; (v) use commercially reasonable efforts to facilitate pledging collateral in connection with any debt portion of the Purchaser Financing from and after the Closing as may be reasonably requested by Purchaser (provided that any obligations contained in such documents shall be effective no earlier than as of the Closing); (vi) take such corporate actions (subject to the occurrence of the Closing) by each of the Companies reasonably necessary to complete the Purchaser Financing; (vii) use commercially reasonable efforts to facilitate the execution and delivery (at the Closing) of definitive documents related to the Purchaser Financing; and (viii) provide customary affidavits as may reasonably be required in connection with obtaining or updating any title insurance or surveys.

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ARTICLE VII.
TERMINATION

Section 7.1     Termination. This Agreement may be terminated in respect of any Closing at any time prior to such Closing, only in the following manner:

(a)          by mutual written consent of each of the Parties, effective as of such date as the Parties may agree in such consent;

(b)          by Purchaser or Seller, upon written notice of breach by the other in any material respect by Seller (including any Company) or Purchaser, respectively, of any of the representations or warranties or covenants contained in this Agreement in respect of the applicable Company or corresponding Project, but only if (i) the terminating Party shall have first given a written notice to the breaching Party identifying the breach and specifying the effective date of such termination in such notice (which may not be earlier than permitted by clause (ii) hereof) and (ii) the breaching Party has not cured or remedied such breach by the earlier to occur of (A) the applicable Termination Date and (B) thirty (30) days after receipt of such notice provided such breach is capable of being cured or remedied within such time period and if the breach is not capable of being cured or remedied within such time period this Agreement shall terminate upon receipt of the notice described above;

(c)          if the Closing has not occurred by the applicable Termination Date, either Purchaser or Seller may terminate this Agreement with respect to the applicable Company and corresponding Project by delivering a notice of termination to the other Party after such Termination Date, and specifying in such notice the effective date of such termination, so long as Purchaser (if Purchaser is the terminating Party) is not, or Seller (if Seller is the terminating Party) is not, in material breach of any representations or warranties or covenants contained in this Agreement applicable to the terminating Party;

(d)          by Purchaser or Seller, upon the Bankruptcy of the other Party; or

(e)          by Purchaser or Seller, upon written notice to the other Party at any time prior to the Closing, if (i) any court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, judgment or decree shall have become final and nonappealable; or (ii) any Applicable Law shall have been enacted or issued by any Governmental Authority and shall remain in effect prohibiting the consummation of the transactions contemplated hereby.

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Section 7.2     Consequences of Termination.

(a)          If this Agreement is validly terminated pursuant to Section 7.1 in respect of a Company and corresponding Projects, then this Agreement shall cease to have force and effect with respect to such Company and corresponding Projects, and there shall be no further liability or obligation on the part of any Party with respect thereto, except as otherwise expressly provided in Section 2.3 and this Section 7.2.

(b)          Upon termination of this Agreement pursuant to Section 7.1(b), the Seller will remain liable to Purchaser for any breach of this Agreement by Seller existing at the time of such termination, and Purchaser will remain liable to Seller for any breach of this Agreement by Purchaser existing at the time of such termination, as well as for any fraud, willful misrepresentation or Knowing, Intentional Breach of this Agreement, and Seller or Purchaser may seek such remedies as are available with respect to any such breach, fraud, willful misrepresentation or Knowing, Intentional Breach under Applicable Laws.

(c)          If this Agreement is validly terminated pursuant to Section 7.1(a), (b) or (c) in respect of any Company and corresponding Projects, this Agreement shall continue in full force and effect in accordance with its terms for all purposes solely as it applies to any one or more of the other Companies and corresponding Projects; and

(d)          The following provisions of this Agreement shall survive any termination of this Agreement: Section 6.5 (if any Closing occurs), Article VII, Article VIII (if any Closing occurs), and Article IX.

ARTICLE VIII.

INDEMNIFICATION

Section 8.1     Survival.

(a)          Subject to the limitations and other provisions of this Agreement, the representations and warranties of Seller contained herein shall survive each Closing and shall remain in full force and effect for the Indemnity Claim Period with respect to such Closing.

(b)         All covenants and agreements of Purchaser contained herein shall survive the Closings indefinitely or for the period explicitly specified therein.

(c)         All covenants and agreements of Seller contained herein shall survive the Closings indefinitely or for the period explicitly specified therein.

(d)         Any Indemnity Claim asserted prior to the expiration of any applicable Indemnity Claim Period shall not thereafter be barred by the expiration of the relevant representation or warranty in accordance with the preceding subsections of this Section 8.1 and such Indemnity Claim shall survive until finally resolved.

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(e)          Except as set forth in this Section 8.1 and Section 8.4(e), nothing in this Article VIII shall apply to any claims for breach of any representation, warranty or covenant concerning Taxes, which shall be made, contested, settled, resolved, paid or otherwise dealt with pursuant to Section 6.5.

Section 8.2     Indemnification by Seller. Subject to the other terms and conditions of this Article VIII, Seller shall defend, indemnify and hold harmless each Purchaser Indemnitee from and against any and all Damages suffered or incurred by any such Purchaser Indemnitee which arise, directly or indirectly, out of, from or in connection with:

(a)          any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of any Representation Date as if made on such Representation Date (except for representations and warranties that expressly relate to a specified date set forth in a representation and warranty made by Seller in Article III, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or any Company pursuant to this Agreement; or

(c)          any indemnification obligations of a Company as to its managers and officers or otherwise under the Operating Agreement of each Company as to any matters arising on or prior to the Closing Date.

Section 8.3    Indemnification by Purchaser. Subject to the other terms and conditions of this Article VIII, Purchaser shall defend, indemnify and hold harmless each Seller Indemnitee from and against any and all Damages suffered or incurred by any Seller Indemnitee which arise, directly or indirectly, out of, from or in connection with:

(a)          any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement or in any certificate or instrument delivered by or on behalf of Purchaser pursuant to this Agreement, as of any Representation Date as if made on such Representation Date (except for representations and warranties that expressly relate to a specified date set forth in a representation and warranty made by Purchaser in Article IV, the inaccuracy in or breach of which will be determined with reference to such specified date); and

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement.

Section 8.4     Limitations on Liability. The indemnification provided for in Section 8.2(a) and Section 8.3(a) shall be subject to the following limitations:

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(a)          Time Bar on Claims. No Indemnitee will be entitled to any recovery from any Indemnitor unless a Notice of Claim has been given in accordance with Section 8.5(a) or Section 8.6(a), as applicable, on or before the expiration of the Indemnity Claim Period for the applicable Indemnity Claim.

(b)          Mitigation. Each Seller Indemnitee and Purchaser Indemnitee shall use commercially reasonable efforts to mitigate any Damages subject to an Indemnity Claim by it hereunder.

(c)          Tax Treatment. Any indemnity payment made pursuant to this Agreement will be treated as an adjustment to the Purchase Price for Tax purposes, unless and to the extent there is a final determination in an audit or other administrative or judicial action that any such payment does not constitute an adjustment to the Purchase Price for U.S. federal income tax purposes or the Purchaser determines in good faith that such payment is subject to tax.

(d)          Other Rights and Remedies Not Affected. The remedies provided in this Article VIII, from and after the Closing, are the sole and exclusive remedy of the Purchaser Indemnitees and Seller Indemnitees, respectively, with respect to any claims for monetary damages for (i) any inaccuracy in or breach of any of the representations or warranties of any Party in this Agreement or in any certificate or instrument delivered by or on behalf of any Party pursuant to this Agreement, and (ii) any breach or nonfulfillment of any covenant, agreement or obligation to be performed by any Party pursuant to this Agreement, except for such claims arising from fraud or willful misrepresentation or Knowing, Intentional Breach. For all other claims, the indemnification rights of the Parties under this Article VIII are independent of, and in addition to, such rights and remedies as the Parties may have under Applicable Laws or in equity or otherwise, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby. The waiver of any condition based on the accuracy of any representation or warranty made in this Agreement, or on the performance of or compliance with any covenant, agreement or obligation under this Agreement, will not affect any right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, agreements or obligations. The rights and remedies of any Party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to satisfy any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy, breach or failure is based may also be the subject matter of any other representation, warranty, covenant, agreement or condition as to which there is or is not an inaccuracy, breach or failure to satisfy.

(e)          Consequential Damages. IN NO EVENT SHALL SELLER OR PURCHASER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, PARTNERS, SHAREHOLDERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY TYPE, INCLUDING LOST PROFITS, LOSS OF BUSINESS OPPORTUNITY OR BUSINESS INTERRUPTIONS IRRESPECTIVE OF WHETHER SUCH DAMAGES ARE REASONABLY FORESEEABLE OR WHETHER SUCH CLAIMS ARISE IN CONTRACT, TORT (INCLUDING NEGLIGENCE, WHETHER SOLE, JOINT, OR CONCURRENT OR STRICT LIABILITY) OR OTHERWISE (“NON-REIMBURSABLE DAMAGES”), UNLESS SUCH NON-REIMBURSABLE DAMAGES ARE AWARDED TO A PERSON IN AN INDEMNIFIABLE THIRD PARTY CLAIM OR ATTRIBUTABLE TO THE FRAUD OF A PARTY; PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN SHALL PRECLUDE A CLAIM BY A PURCHASER INDEMNITEE FOR ANY DIMINUTION IN VALUE OF THE PROJECT RESULTING FROM A BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER OBLIGATION OF SELLER HEREUNDER.

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Section 8.5     Procedure for Third-Party Claims.

(a)          Notice of Claim. Promptly after receipt by an Indemnitee of notice of any Third- Party Claim, the Indemnitee will give notice thereof to the Indemnitor in accordance with Section 9.1, which shall:

(i)      describe the Third-Party Claim in reasonable detail;

(ii)      include copies of all material written evidence thereof; and

(iii)     indicate the estimated amount, if reasonably practicable, of the Damages that have been or may be sustained by the Indemnitee in connection with such Third-Party Claim.

The failure of the Indemnitee to so notify the Indemnitor will not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor demonstrates that the defense of such Third-Party Claim has been actually prejudiced by the Indemnitee’s failure to give such notice.

(b)          Participation in Defense. The Indemnitor may participate in the defense of such Third-Party Claim with counsel selected it by it or may assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnitee.

(c)          Indemnitor Defense. If the Indemnitor elects to assume the defense of such Third-Party Claim:

(i)      The Indemnitor shall give the Indemnitee notice of such election, in accordance with Section 9.1, within thirty (30) days after the Indemnitor receives notice of the Third-Party Claim from the Indemnitee pursuant to Section 8.5(a).

(ii)      The Indemnitor shall have the right to take such actions as it deems necessary to avoid, defend, contest, settle (subject to Section 8.5(c)(v) and Section 8.5(e)), appeal or make counterclaims pertaining to such Third-Party Claim, in the name and on behalf of the Indemnitee, after giving the Indemnitee a reasonable opportunity to provide its input on the applicable matter.

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(iii)     The Indemnitor shall conduct the defense actively and diligently with counsel reasonably satisfactory to the Indemnitee, and the Indemnitee shall cooperate in any defense of such Third-Party Claim conducted by the Indemnitor.

(iv)    The Indemnitee may join in any defense of such Third-Party Claim, and employ separate counsel (at its own expense, except as provided in Section 8.5(c)(vii)), subject to the Indemnitor’s right to control the defense of such Third-Party Claim.

(v)     No compromise or settlement of such Third-Party Claim may be effected by the Indemnitor without the Indemnitee’s written consent unless either (A) the settlement includes, as an unconditional term, a complete release of the Indemnitee, or (B) in the absence of such a complete release, (1) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on or grounds for the basis of any other claims that may be made against the Indemnitee, and (2) the sole relief provided is monetary damages that are paid in full by the Indemnitor. Except as provided in clause (A) or (B) of the prior sentence, the Indemnitee will have no liability with respect to any compromise or settlement of such Third-Party Claim effected without Indemnitee’s written consent.

(vi)   After notice from the Indemnitor to the Indemnitee of the Indemnitor’s election to assume the defense of such Third-Party Claim, the Indemnitor will not, as long as it diligently conducts such defense, be liable to the Indemnitee under this Section 8.5 for any fees or expenses of other counsel with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnitee in connection with the defense of such Third-Party Claim, except as provided in Section 8.5(c)(vii).

(vii)   If the Indemnitor and the Indemnitee are both parties to an action involving a Third-Party Claim and the Indemnitee determines in good faith that joint representation would be inappropriate upon the advice of outside counsel that a conflict of interest exists between the Indemnitee and the Indemnitor with respect to such Third-Party Claim, the Indemnitee may employ separate counsel to join in the defense of such Third-Party Claim, and if it does, the reasonable fees and expenses of such counsel will be reimbursed by the Indemnitor.

(d)          Indemnitee Defense. Notwithstanding anything to the contrary in this Section 8.5, if notice of the Third-Party Claim is given by an Indemnitee in accordance with Section 8.5(a), and the Indemnitor does not, within thirty (30) days after such notice is given, give notice to the Indemnitee of its election to assume the defense of such Third-Party Claim:

(i)       The Indemnitee may assume the defense of any such Third-Party Claim with counsel of its own selection, and defend, contest, pay, settle or otherwise deal with the Third-Party Claim and seek indemnification from the Indemnitor for any Damages to the extent provided in this Article VIII; provided that the Indemnitor shall reimburse the Indemnitee for the costs of defending against such Third-Party Claim (including reasonable attorneys’ fees and expenses) and the Indemnitor shall remain responsible for any indemnifiable amounts arising from or related to such Third-Party Claim to the fullest extent provided in this Article VIII.

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(ii)      The Indemnitor may join in such defense and employ separate counsel at its own expense.

(e)          Joint Defense. Notwithstanding the foregoing, if the Indemnitee determines in good faith that there is a reasonable probability that a Third-Party Claim may materially adversely affect the Indemnitee or its Affiliates other than as a result of monetary Damages for which it would be entitled to indemnification under this Agreement, the Indemnitee may, by notice to the Indemnitor, assume the control of the defense or settlement of such portion of the action as may be necessary to avoid such non-monetary adverse effect but the Indemnitor will not be bound by any compromise or settlement effected without its written consent.

(f)           Cooperation in Defense. Indemnitor and Indemnitee agree to provide each other with reasonable access during regular business hours to the properties, books and records and Representatives of the other, as reasonably necessary in connection with the preparation for an existing or anticipated action involving a Third-Party Claim and its obligations with respect thereto pursuant to this Article VIII.

Section 8.6    Indemnification Procedures. The following procedures shall apply to any claim for indemnification by a Purchaser Indemnitee or a Seller Indemnitee that is not a Third- Party Claim:

(a)          Notice of Claim. The Indemnitee will give notice thereof to the Indemnitor as soon as practicable, but in no event later than ninety (90) days, after the Indemnitee determines that it is or may be entitled to indemnification pursuant to this Agreement as follows:

(i)       In the case of any Indemnity Claim by any Purchaser Indemnitee, by Purchaser to Seller, at the address and in the manner provided in Section 9.1. Seller shall be the Indemnitor with respect to Indemnity Claims pursuant to Section 8.2, and no liability in respect of any such Indemnity Claim shall be contested, settled, admitted, litigated or otherwise dealt with by or on behalf of any Seller Indemnitee for this purpose by any person other than Seller.

(ii)      In the case of any Indemnity Claim by Seller Indemnitee, by Seller to Purchaser, at the address and in the manner provided in Section 9.1. Purchaser shall be the Indemnitor with respect to Indemnity Claims pursuant to Section 8.3, and no liability in respect of any such Indemnity Claim shall be contested, settled, admitted, litigated or otherwise dealt with by or on behalf of any Purchaser Indemnitee for this purpose by any person other than Purchaser.

Any such Notice of Claim pursuant to this Section 8.6(a) shall set forth (1) in reasonable detail the basis for such claim, (2) the Indemnity Claim Amount, and (3) the name of any person against whom the claim is being made.

(b)          Dispute Notice. If the Indemnitor disputes (x) its obligation to indemnify the Indemnitee in respect of any claim set forth in a Notice of Claim, or (y) the Indemnity Claim Amount set forth in a Notice of Claim, a dispute notice (“Dispute Notice”) shall be given as soon as practicable, but in no event later than thirty (30) days after the Notice of Claim is given, as follows:

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(i)      In the case of any Indemnity Claim by any Purchaser Indemnitee against Seller, a Dispute Notice may be given only by Seller, and if given, shall be sent by Seller to Purchaser at the address and in the manner provided in Section 9.1.

(ii)     In the case of any Indemnity Claim by Seller Indemnitee against Purchaser, a Dispute Notice may be given only by Purchaser, and if given, shall be sent by Purchaser to Seller at the address and in the manner provided in Section 9.1.

(iii)     If no Dispute Notice is given within such thirty (30) day period, the validity of the claim for indemnification and the Indemnity Claim Amount, each as set forth in the Notice of Claim, shall be deemed to be agreed, effective on the first day following such thirty (30) day period, and the Indemnity Claim Amount set forth in the Notice of Claim shall immediately be an Indemnity Amount Payable of the relevant Indemnitor.

(iv)    If a Dispute Notice is given within such thirty (30) day period, then:

(A)        The portion, if any, of the Indemnity Claim Amount which is not disputed in the Dispute Notice shall immediately be an Indemnity Amount Payable of the relevant Indemnitor.

(B)         Purchaser and Seller shall negotiate in good faith to settle the dispute, and the portion, if any, of the Indemnity Claim Amount which Purchaser and Seller agree in writing is payable shall immediately be an Indemnity Amount Payable of the relevant Indemnitor.

(C)         If Purchaser and Seller are unable to resolve any portion of the Indemnity Claim Amount within two (2) months following the date the Dispute Notice is given, either Purchaser or Seller may initiate legal proceedings specified in Section 9.6 to obtain resolution of the dispute.

(D)         If neither Purchaser nor Seller initiate legal proceedings in respect of the dispute within twelve (12) months following the date the Dispute Notice is given, the portion of the Indemnity Claim Amount which is disputed shall not be an Indemnity Amount Payable, and the Indemnitee shall have no further right, under this Agreement or otherwise, to seek to recover such amount from the Indemnitor.

(E)         If Purchaser or Seller initiate legal proceedings within the twelve (12) month period specified in Section 8.6(b)(iv)(D), the amount, if any, determined pursuant to Section 9.6 or in a final order of a court of competent jurisdiction as payable by the Indemnitor shall be an Indemnity Amount Payable of the Indemnitor as of the date of such final order.

(c)       Payments of Indemnity Amounts Payable by Purchaser. Subject to the limitations in Section 8.4, Purchaser shall pay any Indemnity Amount Payable by Purchaser, by wire transfer of immediately available dollars (or as otherwise directed pursuant to any final order of a court of competent jurisdiction or as otherwise agreed by the Indemnitee and the Indemnitor) to Seller (for itself or any other Seller Indemnitee entitled to any such Indemnity Amount Payable), promptly and in no event later than ten (10) Business Days after such Indemnity Amount Payable is established in accordance with this Agreement.

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(d)       Payments of Indemnity Amounts Payable by Seller. Subject to the limitations in Section 8.4, at any time after an Indemnity Amount Payable to a Purchaser Indemnitee has been established pursuant to Seller’s indemnity obligations under this Agreement, Purchaser may seek recovery of any such amount through any of the following methods, either individually or in combination with another such method:

(i)              if there are any amounts payable pursuant to this Agreement then due and owing by Purchaser to the applicable Seller Indemnitor, then Purchaser may reduce any such amount payable by Purchaser to the applicable Seller Indemnitor by such Indemnity Amount Payable owed by Seller to Purchaser;

(ii)            by delivering notice of such Indemnity Amount Payable to Seller at the address and in the manner provided in Section 9.1, in which case Seller shall pay any such Indemnity Amount Payable by wire transfer of immediately available dollars (or as otherwise directed pursuant to any final order of a court of competent jurisdiction or as otherwise agreed by the Indemnitee and the Indemnitor) to Purchaser (for itself or any other Purchaser Indemnitee entitled to such Indemnity Amount Payable), promptly and in no event later than ten (10) Business Days after such notice is given.

(e)       Seller Indemnitees other than Seller and Purchaser Indemnitees other than Purchaser shall be third-party beneficiaries of this Article VIII and, subject to the limitations set forth herein, may enforce (through Seller or Purchaser, as applicable) the provisions of this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS

Section 9.1    Notices. Any notice to be given hereunder shall be in writing and shall be delivered by hand (including by express courier) or sent by registered prepaid first class mail or by e-mail to the Persons or addresses specified below (or such other Person or address as a Party may previously have notified all other Parties in writing for that purpose). A notice shall be deemed to have been served when delivered by hand at that address or received by e-mail, or, if sent by registered prepaid first class mail as aforesaid, on the date delivered. The names and addresses for the service of notices referred to in this Section 9.1 (Notices) are:

If to Seller, to:

Sulus Solar

c/o Wework

Power & Light Building

920 SW 6th Avenue

Portland, OR 97204

Attn: Conor Grogan

Email: conor.grogan@sulus solar.com

Telephone: (971) 336-3715

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If to Purchaser, to:

SPI Solar, Inc.

4677 Old Ironsides Drive, Suite 190

Santa Clara, CA 95054

Attn: Phillip Leung

Email: Phillip.leung@spigroups.com

Telephone: (415) 996–5305

Section 9.2 Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective permitted successors and permitted assigns and, except as provided in Section 8.6(e), this Agreement shall not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest herein.

Section 9.3 Amendment and Waiver. Neither this Agreement nor any term hereof may be changed, amended or terminated orally, but only by written act of Seller and Purchaser (or, in respect of a waiver, the waiving Party). No failure or delay on the part of a Party hereto in the exercise of any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. The rights and remedies of Purchaser in relation to any misrepresentation or breach of warranty on the part of the Seller shall not be prejudiced by any investigation by or on behalf of Purchaser into the affairs of Seller or any Company, by the execution or the performance of this Agreement or by any other act or thing by or on behalf of Purchaser which might prejudice such rights or remedies.

Section 9.4 Binding Nature; Assignment; Consent to Assignment. Subject to the provisions of Section 9.2, this Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and legal representatives and permitted assigns. Seller shall not assign its rights and obligations under this Agreement, without the prior written consent of the Purchaser. Purchaser shall not assign its rights and obligations under this Agreement, without the prior written consent of Seller, provided that, Purchaser shall be permitted to assign this Agreement to an Affiliate without Seller’s prior written consent. Any assignment contrary to the terms hereof shall be null and void and of no force and effect. Seller and Purchaser agree to acknowledge the transfer of the rights and obligations of the other made in accordance with the terms of this Section 9.4 (Binding Nature; Assignment; Consent to Assignment), which acknowledgement shall be in form and substance reasonably satisfactory to the acknowledging Party.

Section 9.5 Governing Law. This Agreement shall be deemed made and prepared and shall be governed, construed and interpreted in accordance with the internal laws of the State of Oregon, without regard to principles of conflict of laws thereof which may require the application of the law of another jurisdiction.

Section 9.6 Jurisdiction; Service of Process. Each of the Parties, for itself and in respect of its property, irrevocably consents to the exclusive jurisdiction of the courts of the County of Multnomah, State of Oregon and of any federal court located therein, waives any right to invoke and agrees not to invoke any claim of forum non conveniens, inconvenient forum, transfer of venue or any other objection to venue in the County of Multnomah, State of Oregon, and agrees that, to the extent permitted by law, service of process in connection with any such proceeding may be effected by mailing in the same manner provided in Section 9.1 (Notices) hereof. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BETWEEN SELLER AND PURCHASER ON THE CLOSING DATES.

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Section 9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but each of which, when taken together, shall constitute one and the same instrument.

Section 9.8 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

Section 9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, (provided the substance of the agreement between Seller and Purchaser is not thereby materially altered) and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Laws, the Parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

Section 9.10 Entire Agreement. This Agreement, its Annexes and Exhibits and the other Transaction Documents constitute the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior statements or agreements, whether oral or written, between the Parties with respect to such subject matter.

Section 9.11 No Agents. Seller represents to Purchaser that neither Seller nor any Affiliate thereof has retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Agreement or the transactions contemplated between Seller and Purchaser on the Closing Dates.

Section 9.12 Expenses. Each Party shall be responsible for its own costs and expenses, including any legal fees, incurred in connection with this Agreement and the transactions contemplated between Seller and Purchaser on the Closing Dates.

Section 9.13 Confidentiality. Each Party has furnished the other Party hereto with certain information which is either non-public, confidential or proprietary in nature, which information, together with all analyses, compilations, data, studies or other documents prepared with respect thereto by either Party or any Company or their respective directors, officers, employees, agents or representatives, including attorneys, accountants, consultants, potential lenders, investors and financial advisors (collectively, “Representatives”) shall be hereinafter referred to as “Confidential Information”. Following the date hereof, each Party shall hold, and shall use all reasonable efforts to cause its Affiliates and Representatives to hold, such Confidential Information in strict confidence from any other Person (other than any such Affiliate or Representative) consistent with its own practices, unless (a) compelled to disclose by judicial or administrative process or by other requirements of Applicable Law or (b) disclosed in an action or proceeding brought by such Party in pursuit of its rights or exercise of its remedies hereunder. If the party receiving such Confidential Information (the “Receiving Party”) is required to disclose any Confidential Information pursuant to any subpoena or any other equivalent legal process, the Receiving Party shall promptly notify the party who disclosed such Confidential Information (the “Disclosing Party”) so that the Disclosing Party can seek a protective order from the court having jurisdiction in such matter or otherwise seek to prevent or limit the scope or impose conditions upon such disclosure. Notwithstanding anything contained herein, (i) the foregoing restrictions will not apply to the use or disclosure following the Closing Date by Purchaser or the Companies of Confidential Information concerning the Companies; (ii) each party hereto (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any party relating to such tax treatment and tax structure; (iii) Confidential Information shall not include information (x) that was publicly available at the time of the disclosure thereof by one party to the other, (y) that becomes publicly available other than through actions of the Receiving Party or any of its Representatives in violation of this Agreement, or (z) that was in the possession of the Receiving Party (without confidential or proprietary restriction) at the time of disclosure or that becomes available to the Receiving Party from a source not subject to any obligation to keep such information confidential; and (iv) if this Agreement is validly terminated pursuant to Section 7.1(a) or (b) after a Closing has occurred for any one or more of the Companies, with respect to any such Company that is acquired, the foregoing restrictions will only apply for a period of two (2) years from the effective date of the termination.

52

Section 9.14 Setoff. If at any time any amounts become due to Purchaser from Seller arising hereunder and have not been paid, Seller absolutely and unconditionally covenants and agrees that Purchaser shall have the irrevocable and continuing right to offset any such amounts against portion of the Base Purchase Price (or any installment thereof) due or thereafter to become due to Seller, and Purchaser may withhold making any such payments hereunder until all amounts owed to Purchaser are paid.

Section 9.15 Further Assurances. Each Party hereto covenants and agrees promptly to execute, deliver, file, or record such agreements, instruments, certificates and other documents and to do and perform such other and further acts and things as any other party hereto may reasonably request or as may be otherwise be necessary or proper to consummate the transactions contemplated hereby and to carry out the provisions of this Agreement. The Parties shall cooperate in making all filings required to be made in connection with any Transfer Taxes described in Section 6.3 (Transfer Taxes).

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Section 9.16 Joint Negotiations and Preparation of Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as having been jointly drafted by the Parties and no presumption or burden of proof favoring or disfavoring any Party will exist or arise by virtue of the authorship of any provision of this Agreement.

Section 9.17 No Joint Venture. Nothing in this Agreement is intended to, or shall be deemed or construed to, establish any partnership or joint venture between the Parties, constitute any Party the agent of another Party, or authorize any Party to make or enter into any commitments for or on behalf of the other Party. No Party shall hold itself out contrary to the terms of this Section, and no Party shall become liable by any representation, act or omission of the other Party contrary to the provisions hereof.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

PURCHASER

SPI SOLAR, INC.

By:_________________________________
Name:
Title:

SELLER

SULUS LLC

[Signature Page -- SPI Solar, Inc. - Sulus Membership Interest Purchase Agreement]

55

Membership Interest Purchase Agreement

Annex 1A

Company; Company Interests, Projects; Project Sites; LLC Agreement

Project	Company	Project Site	Real Estate Interest	AC kW	DC kW
Manchester Project	Manchester Solar LLC, an Oregon limited liability company	18100 SE Neck Rd., Dayton, OR 97114	Ground Lease	1,800	2,160
Clayfield Project	Clayfield Solar LLC, an Oregon limited liability company	23779 S Springwater Rd, Estacada, OR 97023,	Ground Lease	2,565	3,078
Waterford Project	Waterford Solar LLC, an Oregon limited liability company	8755 Fort Hill Rd, Willamina, OR 97396,	Ground Lease	2,565	3,078
Cavan Project	Cavan Solar LLC, an Oregon limited liability company	12245 NW Dersham Rd, North Plains, OR 97133, USA	Ground Lease	1,800	2,160
Belvedere Project	Belvedere Solar LLC, an Oregon limited liability company	9526 Mount Angel Highway Northeast, Mount Angel, Oregon,	Ground Lease	2,970	3,564
Cork Project	Cork Solar LLC, an Oregon limited liability company	14920 S Claim Rd, Molalla, OR 97038, USA	Ground Lease	1,260	1,512
Carlow Project	Carlow Solar LLC, an Oregon limited liability company	47644 SE Marmot Rd, Sandy, OR 97055, USA	Ground Lease	2,565	3,078
Dover Project	Dover Solar LLC, an Oregon limited liability company	9350 S Gribble Rd, Canby, OR 97013, USA	Ground Lease	1,980	2,376
			Total	17,505	21,006

Annex 1B –
Purchase Price

Company	DC kW	Purchase Price($/W)	Closing Date Payment Amount	Milestone Payment Amount	NTP Payment Amount	COD Payment Amount
Manchester Solar LLC, an Oregon limited liability company	2,160	0.085	$36,720	$36,720	$73,440	$36,720
Clayfield Solar LLC, an Oregon limited liability company	3,078	0.085	$52,326	$52,326	$104,652	$52,326
Waterford Solar LLC, an Oregon limited liability company	3,078	0.085	$52,326	$52,326	$104,652	$52,326
Cavan Solar LLC, an Oregon limited liability company	2,160	0.085	$36,720	$36,720	$73,440	$36,720
Belvedere Solar LLC, an Oregon limited liability company	3,564	0.085	$60,588	$60,588	$121,176	$60,588
Cork Solar LLC, an Oregon limited liability company	1,512	0.085	$25,704	$25,704	$51,408	$25,704
Carlow Solar LLC, an Oregon limited liability company	3,078	0.085	$52,326	$52,326	$104,652	$52,326
Dover Solar LLC, an Oregon limited liability company	2,376	0.085	$40,392	$40,392	$80,784	$40,392

Annex 1C

Termination Date

Company	Termination Date
Manchester Solar LLC, an Oregon limited liability company	December 31, 2021
Clayfield Solar LLC, an Oregon limited liability company	December 31, 2021
Waterford Solar LLC, an Oregon limited liability company	December 31, 2021
Cavan Solar LLC, an Oregon limited liability company	December 31, 2021
Belvedere Solar LLC, an Oregon limited liability company	December 31, 2021
Cork Solar LLC, an Oregon limited liability company	December 31, 2021
Carlow Solar LLC, an Oregon limited liability company	December 31, 2021
Dover Solar LLC, an Oregon limited liability company	December 31, 2021

Annex 2A

Assets of the Companies

Company	Assets of Company
Manchester Solar LLC, an Oregon limited liability company	Ground Lease Agreement dated September 24, 2018 Memorandum of Ground Lease Agreement recorded October 4, 2018
Clayfield Solar LLC, an Oregon limited liability company	Ground Lease Agreement dated September 10, 2018 Memorandum of Ground Lease Agreement recorded September 13, 2018
Waterford Solar LLC, an Oregon limited liability company	Ground Lease Agreement dated June 8, 2018 Memorandum of Ground Lease Agreement recorded November 11, 2018
Cavan Solar LLC, an Oregon limited liability company	Ground Lease Agreement dated March 27, 2018 Memorandum of Ground Lease Agreement recorded April 26, 2018
Belvedere Solar LLC, an Oregon limited liability company	Ground Lease Agreement dated September 10, 2018 Memorandum of Ground Lease Agreement recorded September 13, 2018
Cork Solar LLC, an Oregon limited liability company	Ground Lease Agreement dated April 16, 2018 Memorandum of Ground Lease Agreement recorded April 24, 2018
Carlow Solar LLC, an Oregon limited liability company
Dover Solar LLC, an Oregon limited liability company	Ground Lease Agreement dated January 25, 2018 Memorandum of Ground Lease Agreement recorded April 24, 2018

[No Company owns or licenses any Intellectual Property rights.]

Annex 2B

Real Property Documents

Company	Real Property Documents
Manchester Solar LLC, an Oregon limited liability company

Lease;

Memorandum of Lease;

Other recorded instruments intended to give record notice thereof, and all amendments, modifications, supplements, assignments and agreements related thereto.

Easement (if lease area does not abut Point of Interconnection)

Clayfield Solar LLC, an Oregon limited liability company

Lease;

Memorandum of Lease;

Other recorded instruments intended to give record notice thereof, and all amendments, modifications, supplements, assignments and agreements related thereto.

Easement (if lease area does not abut Point of Interconnection)

Waterford Solar LLC, an Oregon limited liability company

Lease;

Memorandum of Lease;

Other recorded instruments intended to give record notice thereof, and all amendments, modifications, supplements, assignments and agreements related thereto.

Easement (if lease area does not abut Point of Interconnection)

Cavan Solar LLC, an Oregon limited liability company

Lease;

Memorandum of Lease;

Other recorded instruments intended to give record notice thereof, and all amendments, modifications, supplements, assignments and agreements related thereto.

Easement (if lease area does not abut Point of Interconnection)

Belvedere Solar LLC, an Oregon limited liability company

Lease;

Memorandum of Lease;

Other recorded instruments intended to give record notice thereof, and all amendments, modifications, supplements, assignments and agreements related thereto.

Easement (if lease area does not abut Point of Interconnection)

Cork Solar LLC, an Oregon limited liability company

Lease;

Memorandum of Lease;

Other recorded instruments intended to give record notice thereof, and all amendments, modifications, supplements, assignments and agreements related thereto.

Easement (if lease area does not abut Point of Interconnection)

Carlow Solar LLC, an Oregon limited liability company

Lease;

Memorandum of Lease;

Other recorded instruments intended to give record notice thereof, and all amendments, modifications, supplements, assignments and agreements related thereto.

Easement (if lease area does not abut Point of Interconnection)

Dover Solar LLC, an Oregon limited liability company

Lease;

Memorandum of Lease;

Other recorded instruments intended to give record notice thereof, and all amendments, modifications, supplements, assignments and agreements related thereto.

Easement (if lease area does not abut Point of Interconnection)

Annex 3

Material Project Documents

Company	Material Project Documents
Manchester Solar LLC, an Oregon limited liability company

Power Purchase Agreement with Portland General Electric dated September 17th 2018

System Impact Study with Portland

General Electric dated March 14th 2019

Facilities Study with Portland General Electric dated June 26th 2019

Conditional Use Permit reference C-27-18/SDR-34-18 with Yamhill County dated November 29th 2018

Preliminary Title Report with Stewart dated June 11th 2019

Clayfield Solar LLC, an Oregon limited liability company

Power Purchase Agreement with Portland General Electric dated October 23rd 2018

System Impact Study with Portland

General Electric dated February 19th 2019

Facilities Study with Portland General Electric dated June 5th 2019

Interconnection Agreement with Portland General Electric dated June 26th 2019

Preliminary Title Report with Stewart dated May 21st 2019

Waterford Solar LLC, an Oregon limited liability company

System Impact Study with Portland

General Electric dated October 18th 2018

Facilities Study with Portland General Electric dated February 5th 2019

Interconnection Agreement with Portland General Electric dated March 13th 2019

Conditional Use Permit reference CU 18-11 with Polk County dated March 29th 2019

Preliminary Title Report with Stewart dated June 20th 2019

Cavan Solar LLC, an Oregon limited liability company

System Impact Study with Portland General Electric dated December 27th 2018

Facilities Study with Portland General Electric dated April 15th 2019

Interconnection Agreement with Portland General Electric dated May 22nd 2019

Preliminary Title Report with Stewart dated March 6th 2019

Belvedere Solar LLC, an Oregon limited liability company

System Impact Study with Portland General Electric dated March 14th 2019

Facilities Study with Portland General Electric dated June 27th 2019

Conditional Use Permit reference CU 18-011 with Marion County dated 28th June 2018

Preliminary Title Report with Stewart dated June 12th 2019

Cork Solar LLC, an Oregon limited liability company	Feasibility Study with Portland General Electric dated 22nd February 2019 Preliminary Title Report with Stewart dated March 1st 2018
Carlow Solar LLC, an Oregon limited liability company	None
Dover Solar LLC, an Oregon limited liability company

System Impact Study with Portland General Electric dated June 10th 2019

Conditional Use Permit reference Z0149-18-C with Clackamas County dated August 6th 2018

Preliminary Title Report with Stewart dated January 26th 2019

Annex 4

Governmental Approvals

Company	Governmental Approvals	Notes
Manchester Solar LLC, an Oregon limited liability company	Conditional Use Permit
	Phase 1 ESA	Not undertaken
	Wetland/Floodplain Delineation and concurrence if applicable	Not undertaken
	USACE/DSL Approvals if applicable	Not undertaken
	All applicable County Permits such as building, grading, electrical, right of way	Not undertaken
	Title Insurance	Not undertaken
	1200-C NPDES permit from Oregon Department of Environmental Quality if applicable	Not undertaken
	ODOT permit if applicable	Not undertaken
FERC Filing
Company Articles
Oregon Tax Returns
Licensed Engineering with such as Grid Application SLD
Other County/State/Federal Consents as applicable

Clayfield Solar LLC, an Oregon limited liability company	Conditional Use Permit	Not undertaken
	Phase 1 ESA	Not undertaken
	Wetland/Floodplain Delineation and concurrence if applicable	Not undertaken
	USACE/DSL Approvals if applicable	Not undertaken
	All applicable County Permits such as building, grading, electrical, right of way	Not undertaken
	Title Insurance	Not undertaken
	1200-C NPDES permit from Oregon Department of Environmental Quality if applicable	Not undertaken
	ODOT permit if applicable	Not undertaken
FERC Filing
Company Articles
Oregon Tax Returns
Licensed Engineering with such as Grid Application SLD
Other County/State/Federal Consents as applicable

Waterford Solar LLC, an Oregon limited liability company	Conditional Use Permit
	Phase 1 ESA	Not undertaken
	Wetland/Floodplain Delineation and concurrence if applicable	Not undertaken
	USACE/DSL Approvals if applicable	Not undertaken
	All applicable County Permits such as building, grading, electrical, right of way	Not undertaken
	Title Insurance	Not undertaken
	1200-C NPDES permit from Oregon Department of Environmental Quality if applicable	Not undertaken
	ODOT permit if applicable	Not undertaken
FERC Filing
Company Articles
Oregon Tax Returns
Licensed Engineering with such as Grid Application SLD
Other County/State/Federal Consents as applicable

Cavan Solar LLC, an Oregon limited liability company	Conditional Use Permit	Not undertaken
	Phase 1 ESA	Not undertaken
	Wetland/Floodplain Delineation and concurrence if applicable	Not undertaken
	USACE/DSL Approvals if applicable	Not undertaken
	All applicable County Permits such as building, grading, electrical, right of way	Not undertaken
	Title Insurance	Not undertaken
	1200-C NPDES permit from Oregon Department of Environmental Quality if applicable	Not undertaken
	ODOT permit if applicable	Not undertaken
FERC Filing
Company Articles
Oregon Tax Returns
Licensed Engineering with such as Grid Application SLD
Other County/State/Federal Consents as applicable

Belvedere Solar LLC, an Oregon limited liability company	Conditional Use Permit
	Phase 1 ESA	Not undertaken
	Wetland/Floodplain Delineation and concurrence if applicable	Not undertaken
	USACE/DSL Approvals if applicable	Not undertaken
	All applicable County Permits such as building, grading, electrical, right of way	Not undertaken
	Title Insurance	Not undertaken
	1200-C NPDES permit from Oregon Department of Environmental Quality if applicable	Not undertaken
	ODOT permit if applicable	Not undertaken
FERC Filing
Company Articles
Oregon Tax Returns
Licensed Engineering with such as Grid Application SLD
Other County/State/Federal Consents as applicable

Cork Solar LLC, an Oregon limited liability company	Conditional Use Permit	Not undertaken
	Phase 1 ESA	Not undertaken
	Wetland/Floodplain Delineation and concurrence if applicable	Not undertaken
	USACE/DSL Approvals if applicable	Not undertaken
	All applicable County Permits such as building, grading, electrical, right of way	Not undertaken
	Title Insurance	Not undertaken
	1200-C NPDES permit from Oregon Department of Environmental Quality if applicable	Not undertaken
	ODOT permit if applicable	Not undertaken
FERC Filing
Company Articles
Oregon Tax Returns
Licensed Engineering with such as Grid Application SLD
Other County/State/Federal Consents as applicable

Carlow Solar LLC, an Oregon limited liability company	Conditional Use Permit	Not undertaken
	Phase 1 ESA	Not undertaken
	Wetland/Floodplain Delineation and concurrence if applicable	Not undertaken
	USACE/DSL Approvals if applicable	Not undertaken
	All applicable County Permits such as building, grading, electrical, right of way	Not undertaken
	Title Insurance	Not undertaken
	1200-C NPDES permit from Oregon Department of Environmental Quality if applicable	Not undertaken
	ODOT permit if applicable	Not undertaken
FERC Filing
Company Articles
Oregon Tax Returns
Licensed Engineering with such as Grid Application SLD
Other County/State/Federal Consents as applicable

Dover Solar LLC, an Oregon limited liability company	Conditional Use Permit
	Phase 1 ESA	Not undertaken
	Wetland/Floodplain Delineation and concurrence if applicable	Not undertaken
	USACE/DSL Approvals if applicable	Not undertaken
	All applicable County Permits such as building, grading, electrical, right of way	Not undertaken
	Title Insurance	Not undertaken
	1200-C NPDES permit from Oregon Department of Environmental Quality if applicable	Not undertaken
	ODOT permit if applicable	Not undertaken
FERC Filing
Company Articles
Oregon Tax Returns
Licensed Engineering with such as Grid Application SLD
Other County/State/Federal Consents as applicable

Annex 5

Insurance Policies

Company	Insurance Policies
Manchester Solar LLC, an Oregon limited liability company	None.
Clayfield Solar LLC, an Oregon limited liability company	None.
Waterford Solar LLC, an Oregon limited liability company	None.
Cavan Solar LLC, an Oregon limited liability company	None.
Belvedere Solar LLC, an Oregon limited liability company	None.
Cork Solar LLC, an Oregon limited liability company	None.
Carlow Solar LLC, an Oregon limited liability company	None.
Dover Solar LLC, an Oregon limited liability company	None.

Annex 6

Disclosed Conditions

Company	Disclosed Conditions
Manchester Solar LLC, an Oregon limited liability company	None other than any revealed by the Environmental Report.
Clayfield Solar LLC, an Oregon limited liability company	None other than any revealed by the Environmental Report.
Waterford Solar LLC, an Oregon limited liability company	None other than any revealed by the Environmental Report.
Cavan Solar LLC, an Oregon limited liability company	None other than any revealed by the Environmental Report.
Belve.dere Solar LLC, an Oregon limited liability company	None other than any revealed by the Environmental Report.
Cork Solar LLC, an Oregon limited liability company	None other than any revealed by the Environmental Report.
Carlow Solar LLC, an Oregon limited liability company	None other than any revealed by the Environmental Report.
Dover Solar LLC, an Oregon limited liability company	None other than any revealed by the Environmental Report.

Annex 7

Affiliate Transactions

Company	Affiliate Transactions
Manchester Solar LLC, an Oregon limited liability company	None.
Clayfield Solar LLC, an Oregon limited liability company	None.
Waterford Solar LLC, an Oregon limited liability company	None.
Cavan Solar LLC, an Oregon limited liability company	None.
Belvedere Solar LLC, an Oregon limited liability company	None.
Cork Solar LLC, an Oregon limited liability company	None.
Carlow Solar LLC, an Oregon limited liability company	None.
Dover Solar LLC, an Oregon limited liability company	None.

Annex 8
Liabilities

Company	Liabilities
Manchester Solar LLC, an Oregon limited liability company	None.
Clayfield Solar LLC, an Oregon limited liability company	None.
Waterford Solar LLC, an Oregon limited liability company	None.
Cavan Solar LLC, an Oregon limited liability company	None.
Belvedere Solar LLC, an Oregon limited liability company	None.
Cork Solar LLC, an Oregon limited liability company	None.
Carlow Solar LLC, an Oregon limited liability company	None.
Dover Solar LLC, an Oregon limited liability company	None.

Annex 9

Estoppels Required from Counterparties

Company	Estoppels Required from Counterparties
Manchester Solar LLC, an Oregon limited liability company	Landowner Estoppel.
Clayfield Solar LLC, an Oregon limited liability company	Landowner Estoppel.
Waterford Solar LLC, an Oregon limited liability company	Landowner Estoppel.
Cavan Solar LLC, an Oregon limited liability company	Landowner Estoppel.
Belvedere Solar LLC, an Oregon limited liability company	Landowner Estoppel.
Cork Solar LLC, an Oregon limited liability company	Landowner Estoppel.
Carlow Solar LLC, an Oregon limited liability company	Landowner Estoppel.
Dover Solar LLC, an Oregon limited liability company	Landowner Estoppel.

Annex 10

Consents and Notices Required

Company	Consents Required
Manchester Solar LLC, an Oregon limited liability company	None.
Clayfield Solar LLC, an Oregon limited liability company	None.
Waterford Solar LLC, an Oregon limited liability company	None.
Cavan Solar LLC, an Oregon limited liability company	None.
Belvedere Solar LLC, an Oregon limited liability company	None.
Cork Solar LLC, an Oregon limited liability company	None.
Carlow Solar LLC, an Oregon limited liability company	None.
Dover Solar LLC, an Oregon limited liability company	None.

Annex 11

[Reserved]

Annex 12

Environmental Reports

Company	Environmental Reports
Manchester Solar LLC, an Oregon limited liability company	None.
Clayfield Solar LLC, an Oregon limited liability company	None.
Waterford Solar LLC, an Oregon limited liability company	None.
Cavan Solar LLC, an Oregon limited liability company	None.
Belvedere Solar LLC, an Oregon limited liability company	None.
Cork Solar LLC, an Oregon limited liability company	None.
Carlow Solar LLC, an Oregon limited liability company	None.
Dover Solar LLC, an Oregon limited liability company	None.

Exhibit 1

Membership Interest Assignment Agreement (form)

Membership Interest Assignment Agreement

PROJECTCO, LLC

This Membership Interest Assignment Agreement (this “Assignment”) is made and entered into by Sulus LLC, an Oregon limited liability company (“Assignor”), and SPI Solar Inc., a Delaware Corporation (“Assignee”), effective as of_____ , 20__ (the “Closing Date”).

RECITALS

WHEREAS, Assignor and Assignee are party to that certain Membership Interest Purchase Agreement, dated as of______ , 201 , as it may be amended, supplemented or modified from time to time (the “Membership Interest Purchase Agreement”);

WHEREAS, Assignor owns one hundred percent (100%) of the issued and outstanding equity interests (including all of the limited liability company interests and rights as a member under the Oregon Limited Liability Company Act or otherwise) (the “Assigned Interests”) of PROJECTCO, LLC, an Oregon limited liability company (the “Company”);

WHEREAS, pursuant to the Membership Interest Purchase Agreement, Assignor has agreed to assign, transfer, set over, deliver and convey to Assignee the Assigned Interests;

WHEREAS, capitalized terms used herein without definition are used as defined in the Membership Interest Purchase Agreement;

WHEREAS, this Assignment is executed and delivered by Assignor and Assignee in connection with the Closing under, and in accordance with and subject to the terms and conditions of the Membership Interest Purchase Agreement;

NOW, THEREFORE, BE IT KNOWN THAT:

1.                  Conveyance and Assignment. For good and valuable consideration as set forth in the Membership Interest Purchase Agreement, effective as of the Closing Date, Assignor does hereby ASSIGN, TRANSFER, SET OVER, DELIVER AND CONVEY to Assignee all of such Assignor’s rights, title and interest in and to the Assigned Interests, free and clear of all liens, including, without limitation, Assignor’s rights as a member of the Company in and to all (i) capital and assets of the Company, (ii) profits and losses of the Company, and (iii) distributions (whether now due or hereafter to become due) from the Company, free and clear of all Liens.

2.                  Acceptance of Assignment. On and as of the Closing Date, Assignee hereby accepts the assignment, transfer, set over, delivery and conveyance of all of Assignor’s rights, title and interest in and to the Assigned Interests as set forth above, free and clear of all liens.

3.                  Consent to Assignment. Assignor, as the sole member of the Company on the Closing Date, hereby (a) approves and consents to the assignment of the Assigned Interests and the admission of Assignee as the sole member of such Company and (b) waives and relinquishes all rights and options set forth in the limited liability company agreement of the Company to purchase any of the Assigned Interests in connection with such assignment.

4.                  Conflict Among Agreements. In the event of a conflict between the terms and conditions of this Assignment and the terms and conditions of the Membership Interest Purchase Agreement, the terms and conditions of the Membership Interest Purchase Agreement shall govern, supersede and prevail.

5.                  Titles and Captions. All section or paragraph titles or captions in this Assignment are for convenience only, shall not be deemed part of this Assignment, and in no way define, limit, extend or describe the scope or intent of any provision hereof.

6.                  Further Assurances. Assignor covenants and agrees promptly to execute, deliver, file, or record, or cause to be executed, delivered, filed or recorded, such agreements, instruments, certificates and other documents and to do and perform such other and further actions as Assignee may reasonably request or as may otherwise be necessary, convenient or proper to assign, convey, transfer and deliver the Assigned Interests unto Assignee.

7.                  No Third Party Beneficiaries. This Assignment is solely for the benefit of the parties hereto, and no provision of this Assignment shall be deemed to confer any remedy, claim or right upon any third party.

8.                  Counterparts and Amendments. This Assignment may be executed in multiple counterparts, all of which taken together shall constitute one original instrument. This Assignment may be amended, modified or supplemented only in a writing signed by each party to this Assignment.

9.                  Governing Law. This Assignment shall be governed by and construed in and interpreted in accordance with the laws of the State of Oregon.

[The remainder of the page left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

Assignor:

Sulus LLC

By: _ - -
Name:
Title:

Assignee:

SPI Solar Inc.

By: _ - -
Name:
Title:

[Signature Page to Membership Interest Assignment Agreement – PROJECTCO LLC

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Exhibit 2

Seller Parent Guaranty

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) is made as of the day of_______ 201 , by Sulus Developments Limited (“Guarantor”), for the benefit of SPI Solar, “Purchaser”). Guarantor and Purchaser are individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Guarantor is the sole beneficial and record owner of one hundred percent (100%) of Sulus LLC, an Oregon limited liability company (“Seller”); WHEREAS, Seller is the sole beneficial and record owner of one hundred percent (100%) of the limited liability company membership interests (the “Company Interests”) in the eight (8) limited liability companies described in Annex 1A of the Contract (each, a “Company” and collectively, the “Companies”);

WHEREAS, Purchaser and Seller have entered into a Membership Interest Purchase Agreement dated_____ , 201 for the purchase of the Company Interests (the “Contract”);

WHEREAS, pursuant to Section 5.1(d) of the Contract, Guarantor is obligated to provide Purchaser with this Guaranty; and

WHEREAS, Guarantor as the parent company of Seller, is willing to enter into this Guaranty in consideration of and to satisfy the terms of the Contract.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.      In consideration of the award of the Contract by Purchaser to Seller, Guarantor hereby guarantees to and for the benefit of Purchaser the full and timely performance of the obligations of the Seller under the Contract when and if such obligations become due according to the terms of the Contract (“Obligations”). Guarantor covenants with Purchaser that if at any time Seller should default in the payment or performance of any of the Obligations, Guarantor shall, not less than ten (10) business days after receiving written notice by Purchaser of such default (after giving effect to all applicable notice and grace periods), pay in Seller’s stead, or cause the payment or performance of, such Obligations; provided, however, if such performance default is curable but shall reasonably require more than ten (10) business days to cure, Guarantor shall be afforded additional time to effect such cure, provided Guarantor commences to cure the default within the initial ten (10) business day period and, thereafter, diligently prosecutes the same to completion. Guarantor’s liability under this Guaranty Agreement (the “Guaranty”) is a continuing guaranty of payment and performance, and not of collection, and shall apply to all Obligations whenever arising, without regard to whether such Obligation is contingent or absolute, liquidated or unliquidated, or whether recovery may be or has become barred by any statute of limitations or otherwise may be unenforceable except those Obligations that have been determined to be fully performed by the Seller in accordance therewith or deemed to not be the Seller’s obligations thereunder, in each case as shall have been finally determined by arbitration or a court of competent jurisdiction. Capitalized terms used but not defined in this Guaranty shall have the meanings given to them in the Contract.

2.       Notwithstanding anything to the contrary herein, Guarantor's liability under this Guaranty shall not exceed Seller’s liability under the Contract. In addition to the amounts for which payment is guaranteed hereunder, Guarantor agrees to pay reasonable documented attorneys’ fees and all other costs and expenses incurred by Purchaser in enforcing this Guaranty or any action or proceeding arising out of or relating to this Guaranty.

3.       The obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, and shall remain in full force and effect until such time as set forth in Section 5 hereof; provided, that notwithstanding anything in this Guaranty to the contrary, Guarantor expressly reserves to itself all rights, setoffs, counterclaims and defenses that the Seller would or could be entitled to assert under the Contract arising from or out of the Contract or at law or in equity if a claim were made directly against Seller under the Contract, other than defenses arising from (i) the insolvency, reorganization, bankruptcy or dissolution of the Seller, (ii) the lack of power or authority of the Seller to enter into or to perform its obligations under the Contract, or (iii) any rights or remedies waived pursuant to Section 8 hereof. Without limiting the reservation of rights in the preceding sentence, the obligations of Guarantor shall not be affected, modified or impaired or prejudiced (x) by any other security now or hereafter held by the Purchaser as security for the Obligations; or (y) upon the happening from time to time of any one or more of the following whether or not with notice to or consent of the Seller (except to the extent that Seller’s consent may be required to effectuate a modification of the Contract) or Guarantor:

(a)         the extension of time for payment of any amounts due or of the time for payment or performance of any of the Obligations (provided that the Guarantor will have the benefit of any such extension);

(b)         the modification, waiver or amendment (whether material or otherwise) of any of the Obligations (provided that the Obligations guaranteed hereunder by Guarantor shall be the Obligations as modified, waived or amended);

(c)          the failure, omission, delay or lack on the part of the Purchaser to enforce, ascertain or exercise any right, power or remedy under or pursuant to the terms of the Contract or this Guaranty;

(d)         the fact that Guarantor may at any time in the future dispose of all or any part of its interest in Seller, or otherwise alter its investment in Seller in any manner;

(e)          the bankruptcy, insolvency, winding up, dissolution, liquidation, administration, reorganization or other similar or dissimilar failure or financial disability of Seller or Guarantor or any legal limitation, disability, incapacity or other circumstances relating to Seller or Guarantor;

(f)          the addition, substitution or partial or entire release of any guarantor, maker or other party (including Seller) primarily or secondarily liable or responsible for the payment, performance, or observance of any of the Obligations (provided that if Seller is released from any payment, performance or observance of any of the Obligations, then Guarantor shall likewise be released from the same) or by any extension, waiver, amendment or thing whatsoever which may release a guarantor (other than payment or performance and provided that Guarantor will have the benefit of such extension, waiver, amendment or thing);

2

(g)         the invalidity, nonbinding effect or unenforceability of (x) any of the Obligations, or (y) the Contract in its entirety, solely as a result of the acts or omissions of Seller (and provided Purchaser is not in breach of any of its obligations under the Contract); or

(h)         the taking, variation, renewal, addition, substitution, subordination, or partial or entire release of any security for the payment, performance, or observance of any of the Obligations or the enforcement or neglect to perfect or enforce any such security.

4.       Guarantor hereby represents and warrants that the execution, delivery and performance of this Guaranty by Guarantor have been duly authorized by all requisite corporate action, and that this Guaranty constitutes the valid and binding obligation of Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that the enforcement of remedies herein provided may be limited under applicable bankruptcy and insolvency and similar laws, public policy and equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

5.       This Guaranty shall continue in full force and effect until all of the Obligations have been discharged.

6.       This Guaranty shall be governed by the law of the jurisdiction governing the Contract, and any dispute under this Guaranty shall be governed by the dispute resolution provisions of the Contract.

7.       There are no third-party beneficiaries of this Guaranty.

8.       Guarantor, except as expressly set forth in this Guaranty, hereby waives and relinquishes the following rights and remedies accorded by applicable law to sureties or guarantors and, except as expressly set forth in this Guaranty, agrees not to assert or take advantage of any such waived and relinquished rights or remedies:

(a)	any right to require Purchaser to proceed against or exhaust any security held by Purchaser before proceeding against Guarantor;

(b)	any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of Purchaser to file or enforce a claim against the estate (in administration, bankruptcy or any other similar proceeding) of any other person;

(c)	except as expressly contemplated herein demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional obligation or of any action or non-action on the part of Seller or Purchaser (other than a breach by Purchaser of any of its obligations under the Contract);

(d)	any defense based upon an election of remedies by Purchaser which destroys or otherwise impairs the subrogation rights of Guarantor, the right of Guarantor to proceed against Seller for reimbursement, or both;

3

(e)	any duty on the part of Purchaser to disclose to Guarantor any facts Purchaser may now or hereafter know about Seller, regardless of whether Purchaser has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of Seller and of all circumstances bearing on the risk of non-payment of any Obligations hereby guaranteed;

(f)	any defense arising because of Purchaser’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

(g)	any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; and

(h)	demands, diligence, presentment, notices and any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than performance of and/or compliance with the terms of such Obligations by the Guarantor and/or compliance with the terms of such Obligations by the Guarantor and/or the person whose performance and compliance is being guaranteed.

9.     Except as set forth in Section 10 below, no party shall be entitled to assign this Guaranty or any of its rights or obligations under this Guaranty without the prior written consent of the other party, which may be withheld in its sole and absolute discretion.

10.     Notwithstanding the foregoing, (a) Purchaser shall be entitled to collaterally assign its right, title and interest in and to this Guaranty (and, in particular, any rights arising in relation to any insurance policy and any other right to collect any amount from Guarantor) to the financing institutions providing financing for a Project (as defined in the Contract) by way of security for the performance of obligations to such financing institutions without the consent of Guarantor and (b) Purchaser may assign this Guaranty without the prior consent of the Guarantor in connection with a permitted assignment of the Contract. Guarantor shall execute any consent and agreement, direct agreement or similar documents with respect to such an assignment described in clause (a) of the preceding sentence as the financing institutions may reasonably request, with all reasonable and documented costs incurred by Guarantor in connection therewith to be promptly reimbursed by Purchaser upon demand therefor. Any assignment by the Guarantor without the prior written consent of Purchaser (given or withheld in the sole discretion of Purchaser) shall be void ab initio and shall have no effect on Seller’s rights against Guarantor hereunder.

11.     This Guaranty represents the final agreement between the Parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties. This Guaranty may not be modified, amended or waived, except in writing signed by the Parties.

12.     All notices, requests, demands, and other communications under this Guaranty shall be deemed 4 to have been duly given (i) to Guarantor, if delivered in accordance with the requirements set forth in Section 9.1 of the Contract to the address below and (ii) to Seller, if delivered in accordance with the requirements set forth in Section 9.1 of the Contract to the address set forth therein.

4

To Guarantor:	Sulus Solar

Address:	c/o Wework
Power & Light Building
920 SW 6th Avenue
Portland, OR 97204
Phone:	(971) 336–3715
Attn:	Conor Grogan
Email: conor.grogan@sulus-solar.com

13. This Guaranty may be executed in counterparts (and by different parties to this Guaranty in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty shall become effective when it has been executed by each of the parties to this Guaranty. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or portable document format ("pdf") shall be effective as delivery of a manually executed counterpart of this Guaranty.

* * * Signature Page Follows * * *

5

This Guaranty Agreement has been duly executed by authorized representatives of each of the Parties as follows:

GUARANTOR:

Sulus Developments Limited

By:________________________________________

Title: ______________________________________

PURCHASER:
SPI Solar, Inc.

By:________________________________________

Title: ______________________________________

ACKNOWLEDGED AND AGREED:

SELLER:
Sulus LLC

By:________________________________________

Name:______________________________________

Title: ______________________________________

6

Exhibit 2A

Seller Parent Certificate

CERTIFICATE OF

SULUS DEVELOPMENTS LIMITED

I, ______, hereby certify on behalf of Sulus Developments Limited, a UK private limited company (the “Company”), that I am a duly qualified Director of the Company, and that as such, I am authorized to execute this Certificate on behalf of the Company. All capitalized terms used and not identified herein shall have the respective meanings ascribed to them in the Guaranty Agreement dated_____, 2019 (the “Agreement”), entered into by and between SPI Solar Inc., as Purchaser, and the Company, as Guarantor in connection with the Membership Interest Purchase Agreement dated___________, 201_ between Purchaser and Sulus LLC (“Seller”) (as amended, restated, or modified or supplemented at any time or from time to time, the “Contract”). In satisfaction of Section 5.1(e) of the Contract, I hereby certify on behalf of the Company, and not in my personal capacity, as follows:

1.                  As of the date hereof, the persons named on Exhibit A attached hereto have been duly elected or appointed as Directors of the Company, and the signatures set opposite their names on Exhibit A are their genuine signatures.

2.                  Attached hereto as Exhibit B is a print out from the Companies House dated [Date] showing that the Company is active.

3.                  Attached hereto as Exhibit C is a true, correct and complete copy of the Certificate of Corporation of the Company pursuant to which the Company was formed.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of the____ day of____________ , 201 .

Signature:_______________________

Name:__________________________

Signature Page to Certificate of Sulus Development Limited

Exhibit A

Incumbency Certificate of Sulus Developments Limited

The following persons have been duly appointed Directors of Sulus Developments Limited, and the signatures set opposite their respective names are either their genuine official signatures or a printed facsimile thereof:

Name	Title	Signature

Conor Grogan

Collin Murphy

Auth. Rep.

CERTIFICATION

The undersigned, as a Director of Sulus Developments Limited, a UK private limited company, does hereby certify that as of 2019, the above is true and correct.

Signature:___________________________________
Name:

Exhibit B

Companies House Information for Sulus Developments Limited

Exhibit C

Certificate of Incorporation of Sulus Developments Limited

Exhibit 3

Manager’s Certificate (form)

MANAGER’S CERTIFICATE OF
SULUS LLC

I, ________, hereby certify on behalf of Sulus LLC, an Oregon limited liability company (the “Company”), that I am the duly qualified Manager of the Company, and that as such, I am authorized to execute this Certificate on behalf of the Company. All capitalized terms used and not identified herein shall have the respective meanings ascribed to them in the Membership Interest Purchase Agreement dated____, 2019, entered into by and between SPI Solar Inc., as Purchaser, and the Company, as Seller (as amended, restated, or modified or supplemented at any time or from time to time, the “Agreement”). In satisfaction of Section 5.1(i) of the Agreement, I hereby certify on behalf of the Company, and not in my personal capacity, as follows:

1.       As of the date hereof, the persons named on Exhibit A-1 attached hereto have been duly elected or appointed as the Manager or Authorized Representative of the Company, as the case may be, and on Exhibit A-2 attached hereto have been duly elected or appointed as the Manager or Authorized Representative of__________ LLC, an Oregon limited liability company (the “Project Company”), and the signatures set opposite their names on Exhibit A-1 and Exhibit A-2 are their genuine signatures.

2.       Attached hereto as Exhibit B-1 is the Certificate of Existence for the Company issued by the Secretary of State of Oregon on DATE, and as Exhibit B-2 is the Certificate of Existence for the Project Company issued by the Secretary of State of Oregon on DATE.

3.                  Attached hereto as Exhibit C-1 is a true, correct and complete copy of the Amended and Restated Liability Company Agreement of the Company dated____ , 201 , and as Exhibit C-2 is a true, correct and complete copy of the Amended and Restated Operating Agreement of the Project Company dated____, 201 , but effective as of , 201 , which Operating Agreements are in full force and effect and have not been amended, rescinded or modified as of the date hereof.

4.                  Attached hereto as Exhibit D is a true, correct and complete copy of the Articles of Organization of the Project Company, which Articles are in full force and effect and have not been amended, rescinded or modified as of the date hereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of the____ day of____________, 201 .

Signature:_______________________

Name:__________________________

Signature Page to Company Manager’s Certificate

Exhibit A-1

Incumbency Certificate of Sulus LLC

The following persons have been duly appointed and constitute all of the Managers and Authorized Representatives of Sulus LLC, an Oregon limited liability company, and the signatures set opposite their respective names are either their genuine official signatures or a printed facsimile thereof:

Name	Title	Signature

Conor Grogan	Manager

Collin Murphy	Manager

Auth. Rep.

CERTIFICATION

The undersigned, as a Manager of Sulus LLC, an Oregon limited liability company, does hereby certify that as of 2019, the above is true and correct.

Signature:________________________________________
Name:

Exhibit A-1

Exhibit A-2

Incumbency Certificate of_________ LLC

The following persons have been duly appointed and constitute all of the Managers and Authorized Representatives of______________ LLC, an Oregon limited liability company, and the signatures set opposite their respective names are either their genuine official signatures or a printed facsimile thereof:

Name	Title	Signature

Manager

Manager

Auth. Rep.

CERTIFICATION

The undersigned, as a Manager of Sulus LLC, an Oregon limited liability company, does hereby certify that as of 2019, the above is true and correct.

Signature:________________________________________
Name:

Exhibit A-2

Exhibit B-1

Certificate of Existence for Sulus LLC

Exhibit B-1

Exhibit B-2

Certificate of Existence for LLC

Exhibit B-2

Exhibit C-1

Amended and Restated Limited Liability Company Agreement of Sulus LLC

Exhibit C-1

Exhibit C-2

Operating Agreement of________ LLC

Exhibit C-2

Exhibit D

Articles of Organization of_________ LLC

Exhibit D

Exhibit 4

Officer’s Certificate (form)

[SULUS LLC]1[SPI SOLAR, INC.]2

OFFICER’S CERTIFICATE

[_____], 20[__]

Pursuant to Section [5.1(i))]3[5.2(c)]4 of the Membership Interest Purchase Agreement by and between SPI Solar, Inc., a Delaware corporation (“Purchaser”) and Sulus LLC, an Oregon limited liability company (“Seller”), dated as of [ ], 2019 (the “Agreement”), the undersigned, in its capacity as an authorized officer of [Seller]5[Purchaser]6, delivers this Officer’s Certificate (this “Certificate”) to [Purchaser]7[Seller]8 as of the date first set forth above (the “Closing Date”). Capitalized terms used but not defined in this Certificate shall have the meanings given to them in the Agreement. The undersigned hereby certifies to [Purchaser]9[Seller]10 as of the Closing Date as follows:

1.                  [The representations and warranties in Article III of the Agreement that are Fundamental Representations and those listed in Section 3.12 of the Agreement (Environmental Matters) and Section 3.21 of the Agreement (Taxes) are true and correct,

(x) without giving effect to any Schedule Supplements and (y) with respect to Seller and the applicable Company.

2.                  The representations and warranties in Article III that are not Fundamental Representations are true and correct, after giving effect to any Schedule Supplement, or (2) are in all material respects as though made as of the Closing Date, in each case excluding (solely for purposes of this paragraph 2) those representations and warranties that relate solely to any Company that has already been acquired.

3.                  Seller has duly performed and complied with all agreements, covenants and conditions required by the Agreement to be performed or complied with by Seller prior to or on the Closing Date, excluding any such failure to perform and comply which, individually or in the aggregate, has not had any material adverse impact (i) on the applicable Company, (ii) on Purchaser or its ability to perform its obligations under the Agreement or to satisfy any condition in Section 5.2 of the Agreement required to be satisfied by Purchaser or (iii) on Seller’s ability to satisfy any condition in Sections 5.1, 5.3, 5.4, or 5.5 of the Agreement.

________________________________

1 For Seller’s Officer’s Certificate.

2 For Purchaser’s Officer’s Certificate.

3 For Seller’s Officer’s Certificate.

4 For Purchaser’s Officer’s Certificate.

5 For Seller’s Officer’s Certificate.

6 For Purchaser’s Officer’s Certificate.

7 For Seller’s Officer’s Certificate.

8 For Purchaser’s Officer’s Certificate.

9 For Seller’s Officer’s Certificate.

10 For Purchaser’s Officer’s Certificate.

4.                  Between the Effective Date and the Closing Date, there has not been any Material Adverse Change with respect to Seller or the applicable Company.]11

5.                  No condemnation is pending or threatened in writing with respect to the applicable Project, or any portion thereof, and no unrepaired casualty exists with respect to the applicable Project, or any portion thereof, or the sale of electric power therefrom, unless (i) such casualty is capable of repair in a reasonably satisfactory timeframe, (ii) the cost of such repair shall not exceed $2,000, and (iii) the Purchase Price with respect to such Project shall be adjusted by an amount equal thereto. 12

6.                  [Each of the representations and warranties of Purchaser in the Agreement is true and correct in all material respects.] 13

[Signature Page Follows]

________________________________

11 For Seller’s Officer’s Certificate.

12 For Seller’s Officer’s Certificate.

13 For Purchaser’s Officer’s Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first set forth above.

[Sulus LLC, an Oregon limited liability company] 14

[SPI Solar, Inc., a Delaware corporation]15

By:___________________________

Name:

Title:

________________________________

14 For Seller’s Officer’s Certificate.

15 For Purchaser’s Officer’s Certificate.

[Signature Page to Officer’s Certificate ([Purchaser] [Seller])]

Exhibit 5

Resignation (form)

[date], 2019

[Project LLC Name]

c/o SPI Solar, Inc.

4677 Old Ironside Drive, Suite 190

Santa Clara, CA 95054

Attn: Kevin White

Re: Resignation

Dear Mr. White:

By my signature below, I hereby resign from each officer and/or Manager position, as the case may be, of [Project Name], LLC held by me as of the date hereof.

Sincerely,

___________________________________

[name of manager]

Exhibit 6

Estoppel Certificate (form)

ESTOPPEL CERTIFICATE

(LEASE AND OTHER AGREEMENTS)

This Estoppel Certificate (the “Certificate”) is made and given as of____________ , ____ 20__.

Reference is hereby made to the following (the “Agreements,” whether one or more):

(a)       that certain [LEASE] dated [LEASE] by and between [LESSOR] (“Lessor”), as lessor, and [SULUS LESSEE], an Oregon limited liability company (“Lessee”), as lessee, as amended by that certain Amendment of Ground Lease Agreement dated , _____ 2018 by and between Lessor and Lessee (as amended from time to time, the “Lease”), as evidenced by that certain Memorandum of Lease recorded Book/Reel at Page _____, in the Office of the County Clerk for [COUNTY] County, Oregon (the “Registry”); all relating to the ground mounted solar photovoltaic energy generation facility and tie-line in [COUNTY] County, Oregon (the “Project”), all or certain portions of which are or will be located at the real property that is the subject of the Lease (the “Property”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.

This Certificate is being delivered in connection with the acquisition of the membership interests by SPI Solar, Inc., 4677 Old Ironside Drive, Suite 190, Santa Clara, CA 95054, (together with its affiliates, the “Reliance Parties”).

Based on the foregoing, and recognizing that the Reliance Parties will rely hereon, Lessor hereby confirms, certifies, and represents, to and for the benefit of the Reliance Parties, as follows:

1.                  The execution, delivery, and performance by Lessor of the Agreements and this Certificate have been duly authorized by all necessary corporate, partnership, limited liability, or other action on the part of Lessor and do not require any approvals, filings with, or consents of any entity or person which have not previously been obtained or made.

2.                  Each Agreement is in full force and effect and constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

3.                  The copy of the Lease attached hereto as Exhibit A constitutes a true, correct, and complete copy of the Lease (including, without limitation, all amendments thereto). The Lease has not been modified, restated or amended in any way except as shown on the instrument(s) attached hereto as Exhibit A.

4.                  The Agreements set forth the entirety of Lessor’s agreements with respect to the matters addressed or contemplated thereby.

5.                  Lessor consents to any and all assignments, conveyances, pledges and transfers of the Agreements and the Project by the Reliance Parties with respect to the development, construction, operation, or financing of the Project.

6.                Lessor has not (a) transferred or assigned any interest in the Agreements or in and to the Property, (b) executed any mortgage, deed of trust or other lien encumbering Lessor’s interest in the Property or the Agreements, or (c) had notice of or consented to any previous assignment under the Agreements by Lessee.

7.                To the actual knowledge of Lessor, no third party has an option or preferential right to purchase all or any part of or right, title or interest in the Property or the Agreements.

8.                Lessor is not in default under or breach of the Lease and has no disputes with respect to the Lease. To the actual knowledge of Lessor, there are no defaults, disputes or breaches or circumstances that with the passage of time or the giving of notice or both would give rise to any defaults, disputes or breaches by any party to the Agreements and all payments due and payable under the Agreements have been paid in full.

9.                To Lessor’s actual knowledge, the covenants and obligations of the Lessee, made to or for the benefit of Lessor under the Agreements and required to be performed on or before the date hereof (including the payment of any amounts), have been properly performed or expressly waived in writing.

10.            There are no actions pending against Lessor under the bankruptcy or any similar laws of the United States or any state.

11.            To Lessor’s actual knowledge, there are no proceedings pending or threatened against or affecting Lessor in any court or by or before any court, governmental authority, or arbitration board or tribunal which could reasonably be expected to have a material adverse effect on the ability of the Lessor to perform its obligations under the Agreements.

12.            To Lessor’s actual knowledge, there is no event, act, circumstance or condition currently existing that could excuse the performance of a party under the Agreements.

13.            Lessor has no actual knowledge of any facts existing that entitle Lessor to any claim, counterclaim, offset or defense against the Lessee or any other party in respect of the Agreements.

14.            The Lessee does not owe any payments to Lessor in respect of claims for indemnification that Lessor has made, and Lessor has asserted no counterclaims, offsets or defenses against the Lessee under the Agreements.

15.            As of the date hereof, Lessor holds the entire interest of Lessor under the Lease.

16.            All representations made by Lessor in the Agreements are true and correct and all warranties under the Agreements are absolutely, irrevocably and unconditionally in effect.

17.            Lessor acknowledges that the Project constitutes the Intended Use.

18.            To the actual knowledge of Lessor, there are no unrecorded contracts, easements, encumbrances or other agreements or interests relating to the Property.

19.       Lessor hereby ratifies and affirms the Lease in all respects.

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SIGNATURE PAGE TO

ESTOPPEL CERTIFICATE

EXHIBIT A

LEASE AGREEMENT